As filed January 26, 2006                                    File No. 333-128302
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             TITANIUM GROUP LIMITED
             (Exact name of registrant as specified in its charter)

        BRITISH VIRGIN ISLANDS                           7373                              NOT APPLICABLE
       (State or jurisdiction of             (Primary Standard Industrial       (I.R.S. Employer Identification No.)
     incorporation or organization            Classification Code Number)

                            4/F, BOCG INSURANCE TOWER
                    134-136 DES VOEUX ROAD CENTRAL, HONG KONG
                                 (852) 3427 3177
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        JASON MA, CHIEF EXECUTIVE OFFICER
                            4/F, BOCG INSURANCE TOWER
                    134-136 DES VOEUX ROAD CENTRAL, HONG KONG
                                 (852) 3427 3177
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ----------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED               UNIT                    PRICE            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

Common stock, $0.01 par       9,956,000 shares           $0.20                 $1,991,200               $234.36
value per share
--------------------------------------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to Completion, Dated January 26, 2006



                             TITANIUM GROUP LIMITED
                     UP TO 9,956,000 SHARES OF COMMON STOCK



         Unless the context otherwise requires, the terms "we", "our" and "us" refers to Titanium Group Limited


         The selling shareholders named in this prospectus are offering 9,956,000 shares of common stock of Titanium Group Limited. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholders have set an offering price of $0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. See "Selling Stockholders" on page 43 for more information about the selling shareholders.


         Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal OFFENSE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                               ____________, 2006

                                TABLE OF CONTENTS
                                                                            PAGE


PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
DILUTION.......................................................................9
DETERMINATION OF OFFERING PRICE................................................9
DIVIDEND POLICY...............................................................10
USE OF PROCEEDS...............................................................10
SELECTED FINANCIAL DATA.......................................................10
HISTORICAL EXCHANGE RATES.....................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL.............................11
CONDITION AND RESULTS OF OPERATIONS...........................................11
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.................................18
ON ACCOUNTING AND FINANCIAL DISCLOSURE........................................18
BUSINESS......................................................................18
MANAGEMENT....................................................................28
EXECUTIVE COMPENSATION........................................................31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
TAXATION......................................................................36
DESCRIPTION OF SECURITIES.....................................................37
SELLING STOCKHOLDERS..........................................................43
PLAN OF DISTRIBUTION..........................................................46
LEGAL MATTERS.................................................................47
EXPERTS.......................................................................48
ADDITIONAL INFORMATION........................................................48
REPORTS TO STOCKHOLDERS.......................................................48
INDEX TO FINANCIAL STATEMENTS.................................................49

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

TITANIUM GROUP LIMITED

         Titanium Group Limited was incorporated on May 17, 2004 as an international business company pursuant to the International Business Companies Act of the British Virgin Islands ("BVI"). On June 22, 2005, we acquired all of the entire issued share capital of Titanium Technology Limited, a company incorporated in Hong Kong on February 14, 2001 with limited liability ("Titanium Technology"). On September 20, 2002, Titanium Technology and EAE Productions
(HK) Limited, a company incorporated in Hong Kong on October 8, 1997, established Titanium Technology (Shenzhen) Co., Ltd., a wholly foreign owned enterprise in China.

         We established a BVI company to hold Titanium Technology, as we believed that it would be easier to attract investment capital into a BVI company rather than a Hong Kong company. While the BVI entity is the parent company, our accounting history is that of Titanium Technology and therefore our operations go back to 2001 when Titanium Technology began operations.


         Through our wholly-owned subsidiary, Titanium Technology, we develop and market biometrics technologies. Based in Hong Kong, with a research and development center in ShenZhen, People's Republic of China ("PRC"), and a sales representative office in the United States, we have built a network of expertise, comprising over 30 IT practitioners and researchers, enabling us to provide what we believe are quality biometrics products and professional services. In order to ensure the sustainability of technological development, we have engaged both Tsinghua University and the Chinese Academy of Science, Institute of Automation to perform certain research and development work on our behalf.


         Our offices are located at 4/F, BOCG Insurance Tower, 134-136 Des Voeux Road Central, Hong Kong, where our telephone number is 852 3427 3177. Our website is located at WWW.TITANIUM-TECH.COM. Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered..................9,956,000 shares of common stock.

Use of proceeds.....................We will not receive any of the proceeds from the selling stockholders of shares of our common stock.

Securities outstanding..............50,000,000 shares of common stock.

Plan of distribution................The offering is made by the selling stockholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices. See "Plan of Distribution."

RISK FACTORS

         Investing in our securities involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" in deciding whether to purchase the Units.

SUMMARY FINANCIAL INFORMATION


         The following summary financial data (expressed in both United States Dollars (US$) and Hong Kong Dollars (HK$)) is derived from the unaudited financial statements for the nine-month period ended September 30, 2005 and the fiscal years ended December 31, 2004, 2003 and 2002 for Titanium Technology, included elsewhere in this offering memorandum. In June 2005, we acquired 100% ownership of Titanium Technology, but did not have any operations prior to the acquisition. Accordingly, for accounting purposes, the historical financial statements of Titanium Technology will be the historical financial statements of the company.


         We have prepared the financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's
Discussion and Analysis or Plan of Operation," "Business," and our financial statements.

As stated in United States dollars:
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

INCOME STATEMENT DATA:                            NINE MONTHS                  YEAR ENDED DECEMBER 31,
                                                     ENDED       -----------------------------------------------------
                                                 SEPTEMBER 30,
                                                     2005              2004             2003              2002
                                                     (US$)            (US$)             (US$)             (US$)
                                                ----------------------------------------------------------------------
Revenues                                         $   1,271,009    $     814,006     $     558,679    $     547,095
Net income                                       $      76,737    $     258,204     $      10,373    $      66,801
Net income per common share (proforma)(1)        $         .00    $         .01     $         .00    $         .00

BALANCE SHEET DATA:                              SEPTEMBER 30,                       DECEMBER 31,
                                                                 -----------------------------------------------------
                                                     2005              2004             2003              2002
                                                     (US$)            (US$)             (US$)             (US$)
                                                ----------------------------------------------------------------------
Working capital                                  $     675,522    $     236,560     $     112,106    $     104,727
Total assets                                     $   1,528,459    $     738,252     $     503,562    $     331,051
Long-term debt                                   $           -    $     182,051     $     120,086    $           -
Stockholders' equity                             $   1,044,974    $     388,948     $     131,055    $     120,809



As stated in Hong Kong dollars:


INCOME STATEMENT DATA:                            NINE MONTHS                  YEAR ENDED DECEMBER 31,
                                                     ENDED       -----------------------------------------------------
                                                 SEPTEMBER 30,
                                                     2005              2004             2003              2002
                                                     (HK$)            (HK$)             (HK$)             (HK$)
                                                ----------------------------------------------------------------------
Revenues                                         $   9,913,869    $   6,349,252     $   4,357,694    $   4,267,341
Net income                                       $     598,548    $   2,013,993     $      80,908    $     521,046
Net income per common share (proforma)(1)        $         .01    $         .04     $         .00    $         .01


BALANCE SHEET DATA:                              SEPTEMBER 30,                       DECEMBER 31,
                                                                 -----------------------------------------------------
                                                     2005              2004             2003              2002
                                                     (HK$)            (HK$)             (HK$)             (HK$)
                                                ----------------------------------------------------------------------
Working capital                                  $   5,269,066    $   1,845,168     $     874,425    $     816,872
Total assets                                     $  11,921,982    $   5,758,362     $   3,927,784    $   2,582,201
Long-term debt                                   $           -    $   1,420,000     $     936,667    $           -
Stockholders' equity                             $   8,150,798    $   3,033,792     $   1,022,226    $     942,309

------------------------


(1) Based on 47,000,000 shares outstanding as a result of the recapitalization with Titanium Group Limited for the years ended December 31, 2004, 2003, and 2002.


                                  RISK FACTORS


         Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risk factors described below that discuss the material risks related to an investment in us, together with all other information in this prospectus and in our other filings with the SEC, before making an investment decision. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE ONLY A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

         Your evaluation of our business will be difficult because we have a limited operating history. Titanium Technology has been in business since February 2001. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations, as well as our distribution channels; our need to manage expanding operations; and our dependence on technology which could become incompatible or out of date. Our business strategy may not be successful, and we may not successfully address these risks.

OUR SUCCESS AND ABILITY TO COMPETE DEPENDS UPON OUR ABILITY TO SECURE AND PROTECT OUR PROPRIETARY TECHNOLOGY.

         Our success depends on our ability to protect our proprietary technology. In the event that a third party misappropriates or infringes on our intellectual property, our business would be seriously harmed. Third parties may independently discover or invent competing technologies or reverse engineer our technology. We expect that if we should successfully licenses to use our technology, competitors may attempt to duplicate our technology. Even though we have been issued a patent from Hong Kong and even if we were to obtain copyright protection on the software, we would still have to enforce our rights against those who might attempt to infringe on our intellectual property, as patent protection does not necessarily deter infringement. Such enforcement efforts are likely to be expensive and time-consuming and we may lack the ability to engage in any significant enforcement efforts.

THE LOSS OF OUR OFFICERS AND DIRECTORS OR OUR FAILURE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO MAINTAIN OUR BUSINESS OPERATIONS.

         Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. Although we believe that we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our key personnel could, to varying degrees, have an adverse effect on our operations and system development. We do not currently maintain "key-man" life insurance on any of our executives or directors, but we intend to have such policies in place in the near future. On the other hand, all of the key officers have employment contracts in place and significant stock ownership and we strongly believe that the stability of the core team will be maintained for a long period of time. Nevertheless, the loss of any one of them would have a material adverse affect on us and technically, there can be no assurance that the services of any member of our management will remain available to us for any period of time.

         The knowledge and expertise of our officers and directors are critical to our operations. There is no guarantee that we will be able to retain our current officers and directors, or be able to hire suitable replacements in the event that some or all of our current management leave our company. In the event that we should lose key members of our staff, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

WE DERIVE OVER HALF OF OUR REVENUES FROM A FEW CUSTOMERS, THE LOSS OF WHICH COULD HAVE AN ADVERSE EFFECT ON OUR REVENUES.


         For the year ended December 31, 2004 and the nine months ended September 30, 2005, four customers accounted for over 50% of our revenue. The following two customers were each over 10%: Information Security One (HK) Ltd. and Beacon Base Software Ltd. accounted for 20.0% and 12.7% of our revenues, respectively. Since a small number of customers account for a substantial portion of our revenues, the loss of any of our significant customers would cause revenue to decline and could have a material adverse effect on our business. While the four customers for the 2004 fiscal year are not the same as the four customers for the 2005 period, this indicates that we need to expand our client base so that we will no longer be subject to this risk.

WE FACE COMPETITION FROM EXISTING AND POTENTIAL COMPETITORS IN THE BIOMETRICS INDUSTRY, WHICH COULD FORCE US TO OFFER LOWER PRICES AND/OR NARROW OUR FOCUS, RESULTING IN REDUCED REVENUES.

         The current global political climate has heightened interest in the use of security solutions, and we expect competition in this field, which is already substantial, to intensify. Competitors in biometrics are developing and bringing to market products that use face recognition as well as eye, fingerprint, and other forms of biometric verification. Our products also will compete with other non-biometric technologies, such as certificate authorities and traditional keys, cards, surveillance systems, and passwords. Widespread adoption of one or more of these technologies or approaches in the markets we intend to target could significantly reduce the potential market for our systems and products. Due to our small size, it can be assumed that most if not all of our competitors have significantly greater financial, technical, marketing and other competitive resources. Many of our competitors and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, for example, to position themselves as being more experienced, having better products, and being more knowledgeable than us. To compete, we may be forced to offer lower prices and narrow our marketing focus, resulting in reduced revenues.

SECURITY BREACHES IN SYSTEMS THAT WE SELL OR MAINTAIN COULD RESULT IN THE DISCLOSURE OF SENSITIVE GOVERNMENT INFORMATION OR PRIVATE PERSONAL INFORMATION THAT COULD RESULT IN THE LOSS OF CLIENTS AND NEGATIVE PUBLICITY.

         Many of the systems we sell manage private personal information and protect information involved in sensitive government functions. A security breach in one of these systems could cause serious harm to our business as a result of negative publicity and could prevent us from having further access to such systems or other similarly sensitive areas for other governmental clients. Our systems may also be affected by outages, delays and other difficulties. We do not have insurance coverage that would cover losses and liabilities that may result from such events.

THE MARKET FOR OUR SOLUTIONS IS STILL DEVELOPING AND IF THE INDUSTRY ADOPTS STANDARDS OR A PLATFORM DIFFERENT FROM OUR PLATFORM, THEN OUR COMPETITIVE POSITION WOULD BE NEGATIVELY AFFECTED.

         The market for identity solutions is still emerging. The evolution of this market is in a constant state of flux that may result in the development of different technologies and industry standards that are not compatible with our current products or technologies. In particular, the face recognition market lacks widely recognized industry standards for commercial use.

A LIMITED NUMBER OF STOCKHOLDERS WILL COLLECTIVELY CONTINUE TO OWN OVER 75% OF OUR COMMON STOCK AFTER THIS OFFERING AND MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER STOCKHOLDERS.

         Immediately after this offering, our directors and officers will continue to own more than 75% of our outstanding common stock. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions after this offering. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

THERE IS A LACK OF A PUBLIC MARKET FOR OUR COMMON SHARES, WHICH LIMITS OUR SHAREHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

         There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. It is our understanding that a broker-dealer plans to submit a Form 211 to commence quotation of our stock on the OTC Bulletin Board. However, we cannot assure you that our common stock will be listed for quotation on the OTC Bulletin Board. If this effort should be unsuccessful, we intend to pursue listing on the OTC Bulletin Board through another broker-dealer. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

         Due to the registration of the shares, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. As a company that files reports under this Act, our common stock will be considered a "covered security" under the National Securities Market Improvement Act of 1996 for secondary trading transactions in most states. We also intend to obtain coverage in Standard & Poor's Corporation Records, which we believe will facilitate secondary trading of our shares.

REGULATIONS RELATING TO "PENNY STOCKS" MAY LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.


         If a market develops for our common stock, our common stock would, most likely, be subject to rules promulgated by the SEC relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than US$5.00 per share or whose tangible net worth is less than US$2,000,000 (HK$15,600,000). These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the security. These rules may discourage or restrict the ability of brokers to sell our common stock and may affect the secondary market for the common stock.


OUTSTANDING COMMON STOCK PURCHASE WARRANTS MAY NEGATIVELY IMPACT OUR ABILITY TO OBTAIN FUTURE EQUITY FINANCING ON FAVORABLE TERMS.


         As of the date of this prospectus, there are outstanding 3,000,000 common stock purchase warrants, each of which entitles the holder to purchase one share of common stock at an exercise price of US$0.50 per share through June 30, 2008. The warrants are redeemable at US$0.001 per warrant if the common stock is then listed on a recognized stock exchange or trading at US$1.00 per share for 20 consecutive trading days. These outstanding warrants could have the effect of keeping our stock from trading at prices substantially higher than US$0.50 per share. As the market price of the stock exceeds US$0.50 per share, holders of the warrants would be likely to exercise their warrants, thereby increasing the number of shares and potentially depressing the market price. This means that we would be able to obtain financing through the sale of our stock, but only at prices below US$0.50 per share. The lower the price of the stock, the more shares we would have to sell to raise a given amount of financing. Accordingly, as long as the warrants remain unexercised and outstanding, the terms under which we may be able to obtain additional capital financing may be adversely affected.


POTENTIAL FUTURE SALES UNDER RULE 144 WOULD INCREASE THE NUMBER OF SHARES IN THE MARKET AND MAY THEREBY DEPRESS THE MARKET PRICE FOR THE COMMON STOCK.

         In general, under Rule 144, a person who has satisfied a one-year holding period may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock. Rule 144 also permits the sale of shares without any quantity limitation by a person who is not an affiliate of us and who has beneficially owned the shares for a minimum period of two years. Therefore, the possible sale of our shares may, in the future, have a depressive effect on the price of our common stock in the market, should one develop.

WE ARE A BRITISH VIRGIN ISLANDS COMPANY AND, BECAUSE THE RIGHTS OF SHAREHOLDERS UNDER BRITISH VIRGIN ISLANDS LAW DIFFER FROM THOSE UNDER U.S. LAW, YOU MAY HAVE FEWER PROTECTIONS AS A SHAREHOLDER.

         Our corporate affairs are governed by our memorandum and articles of association, the International Business Companies Act of the British Virgin Islands and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

BRITISH VIRGIN ISLANDS COMPANIES MAY NOT BE ABLE TO INITIATE SHAREHOLDER DERIVATIVE ACTIONS, THEREBY DEPRIVING SHAREHOLDERS OF THE ABILITY TO PROTECT THEIR INTERESTS.

         British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the US. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

AS A BRITISH VIRGIN ISLANDS CORPORATION, SHAREHOLDERS MAY HAVE DIFFICULTY IN ENFORCING JUDGMENTS AGAINST US, THEREBY RENDERING ANY JUDGMENTS USELESS.

         The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for losses suffered.

SINCE NONE OF OUR OFFICERS AND DIRECTORS IS A UNITED STATES RESIDENT, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

         All of our officers and directors reside in Hong Kong. Accordingly, if events should occur that give rise to any liability on the part of these persons, shareholders would likely have difficulty in enforcing such liabilities. If a shareholder desired to sue these persons, the shareholder would have to serve such persons with legal process. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

OUR OFFICERS AND DIRECTORS MAY BE SUBJECT TO A LOWER STANDARD OF CARE OWED TO THE SHAREHOLDERS, WHICH MAY RESULT IN DECREASED CORPORATE PERFORMANCE.

         In most jurisdictions in the United States, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Under British Virgin Islands law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

         As a result of this risk and other discussed above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would if we were incorporated and operating in the United States.

CURRENCY CONVERSION CONTROL POLICY IN THE PRC AND EXCHANGE RATE RISK MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         The PRC Government has strict restrictions on free conversion of RMB into foreign currencies and vice versa. On January 1, 1994, the PRC implemented a unified controlled exchange rate system based on market supply and demand. Based on such system, the People' Bank of China ("PBOC") quoted a daily exchange rate of RMB against US dollars based on the market rate for foreign exchange transaction conducted by the designated banks in the PRC foreign exchange market during the preceding day. The PBOC also quoted the exchange rates of RMB against other foreign currencies based on the international market rate.

         On July 21, 2005, PBOC announced that the PRC government reformed the exchange rate regime by moving into a managed floating exchange rate regime based on market supply and demand with reference to a basket of foreign currencies. As a result, RMB appreciated against U.S. dollars and Hong Kong dollars by approximately 2% on July 21, 2005. The value of RMB may continue to appreciate or depreciate in the future, subject to many factors, including future changes in the currency value of the basket of currencies with reference to which the RMB exchange rate is floated, changes in the PRC government's policy, domestic and international economic and political developments, as well as market supply and demand. Moreover, foreign exchange transactions under capital account (including principal payments in respect of foreign currency-denominated obligations) continue to be subject to foreign exchange controls and the approval of State Administration of Foreign Exchange of the PRC.

         The existing restrictions on the conversion of RMB into foreign currencies (and thus restrictions on the subsequent repatriation of those funds), and any tightening of such restrictions may have an adverse effect on our ability to obtain sufficient foreign currencies to meet our needs. Alternatively, in the event that RMB continues to appreciate in the future currencies (U.S. dollars, Hong Kong dollars or otherwise) and if RMB continues to appreciate in the future, we may incur exchange losses thereby affecting our profitability.

INVESTORS IN THE COMPANY COULD BE HARMED IF MANAGEMENT SHOULD ENGAGE IN COMPETING BUSINESSES.

         Our officers and directors are not prohibited from engaging in competing businesses. We do not have a right of first refusal pertaining to opportunities that come to their attention and related to the operations of the company. While we believe that the ownership of stock in the company is sufficient to motivate management to focus primarily on the business of the company, we cannot assure you that this will not occur. The BVI corporate statute applicable to the company requires officers and directors, in performing their functions, to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, but this may be difficult to enforce.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements." All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct.


                                    DILUTION

         The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                         DETERMINATION OF OFFERING PRICE


         Only the resale of the shares purchased in the private placement and certain shares owned by existing shareholders is being registered. The selling shareholders have set an offering price of US$0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We believe that this price was based on the fact that most of the selling shareholders recently purchased their shares at that price and that this may be the best indicator or market price. They may not have perceived an increase in value of their shares since the date of purchase.

         The shares issuable upon exercise of the warrants sold in the private placement are not being registered. Most of the selling shareholders have warrants to purchase common stock exercisable at US$0.50 per share, but the warrants are exercisable until June 30, 2008. As the warrants are exercisable for some period of time, they may not have an urgency to exercise the warrants in the near future.



                                 DIVIDEND POLICY

         To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the selling stockholders of shares of our common stock. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.


                             SELECTED FINANCIAL DATA


         The following summary financial data (expressed in both United States Dollars (US$) and Hong Kong Dollars (HK$)) is derived from the unaudited financial statements for the nine-month period ended September 30, 2005 and the fiscal years ended December 31, 2004, 2003 and 2002 for Titanium Technology, included elsewhere in this offering memorandum. In June 2005, we acquired 100% ownership of Titanium Technology, but did not have any operations prior to the acquisition. Accordingly, for accounting purposes, the historical financial statements of Titanium Technology will be the historical financial statements of the company.


         We have prepared the financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis or Plan of Operation," "Business," and our financial statements.

As stated in United States dollars:

INCOME STATEMENT DATA:                            NINE MONTHS                  YEAR ENDED DECEMBER 31,
                                                     ENDED       -----------------------------------------------------
                                                 SEPTEMBER 30,
                                                     2005              2004             2003              2002
                                                     (US$)            (US$)             (US$)             (US$)
                                                ----------------------------------------------------------------------
Revenues                                         $   1,271,009    $     814,006     $     558,679    $     547,095
Net income                                       $      76,737    $     258,204     $      10,373    $      66,801
Net income per common share (proforma)(1)<F1>    $         .00    $         .01     $         .00    $         .00

BALANCE SHEET DATA:                              SEPTEMBER 30,                       DECEMBER 31,
                                                                 ------------------------------------------------------
                                                     2005              2004             2003              2002
                                                     (US$)            (US$)             (US$)             (US$)
                                                -----------------------------------------------------------------------
Working capital                                  $     675,522    $     236,560     $     112,106    $     104,727
Total assets                                     $   1,528,459    $     738,252     $     503,562    $     331,051
Long-term debt                                   $           -    $     182,051     $     120,086    $           -
Stockholders' equity                             $   1,044,974    $     388,948     $     131,055    $     120,809



                                       10

As stated in Hong Kong dollars:
INCOME STATEMENT DATA:                            NINE MONTHS                  YEAR ENDED DECEMBER 31,
                                                     ENDED       ------------------------------------------------------
                                                 SEPTEMBER 30,
                                                     2005              2004             2003              2002
                                                     (HK$)            (HK$)             (HK$)             (HK$)
                                                -----------------------------------------------------------------------
Revenues                                         $   9,913,869    $   6,349,252     $   4,357,694    $   4,267,341
Net income                                       $     598,548    $   2,013,993     $      80,908    $     521,046
Net income per common share (proforma)(1)        $                $                 $                $
                                                .01              .04               .00              .01

BALANCE SHEET DATA:                              SEPTEMBER 30,                       DECEMBER 31,
                                                                 ------------------------------------------------------
                                                     2005              2004             2003              2002
                                                     (HK$)            (HK$)             (HK$)             (HK$)
                                                -----------------------------------------------------------------------
Working capital                                  $   5,269,066    $   1,845,168     $     874,425    $     816,872
Total assets                                     $  11,921,982    $   5,758,362     $   3,927,784    $   2,582,201
Long-term debt                                   $           -    $   1,420,000     $     936,667    $           -
Stockholders' equity                             $   8,150,798    $   3,033,792     $   1,022,226    $     942,309


---------------------------

(1) <F1>Based on 47,000,000 shares outstanding as a result of the recapitalization with Titanium Group Limited for the years ended December 31, 2004, 2003, and 2002.

                            HISTORICAL EXCHANGE RATES

         Since October 17, 1983, the Hong Kong dollar has been pegged to the U.S. dollar at HK$7.80 to US$1.00.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         In June 2005, we acquired 100% ownership of Titanium Technology, but did not have any operations prior to the acquisition. Accordingly, for accounting purposes, the historical financial statements of Titanium Technology are the historical financial statements of the company.



         As Titanium Technology is a software development company, it earns revenues through license sales of its products, all of which utilize the proprietary technology it develops. Development of the technology requires a significant outlay of cash before a viable product is developed that utilizes the technology. After development of a product, even more cash is required to market the product before any revenues are realized. Accordingly, the challenge that faces many software development companies is being able to obtain enough cash to fund research and development and marketing expenses and sustain the company until revenues are generated. Such funds are needed fairly quickly after products are developed, as the environment in which the products are used is constantly changing. Companies face the risk of discovering that their products do not meet the needs of the potential customers or are technologically outdated after a marketing campaign is launched. If that happens, the research and development costs are never recouped.



         Titanium Technology has been able to generate revenues rather early in the company's development, which have funded research and development expenses, as well as selling, general and administrative expenses. For example, during the year ended December 31, 2002, revenues were US$547,095 (HK$4,267,341) and the gross profit was US$295,190 (HK$2,302,481). This amount was sufficient to sustain our selling, general and administrative expenses of US$143,299 (HK$1,117,729), as well as our research and development costs of US$84,936 (HK$662,500).



         As compared to companies located in the United States, we believe that we have lower personnel costs, which are our primarily costs of doing business. We believe that this has been the main reason for our having generated net income for the last three fiscal years.

         While we have been able to develop proprietary products mainly based on proceeds from sales revenues and from subsidy income received from the Hong Kong government, we believe that external funding from investors can stimulate and accelerate product development and marketing for a number of reasons. First, the company has now achieved a certain amount of recognition in the industry, especially in its region. It has also established several important marketing channels, most notably a sole distributor in Japan who brought along opportunities and major customers such as the NTT Group. Second, there is a clear sign of increased awareness in the personal security area in which biometric technologies are some of the most commonly used applications. The current global market size is approximately US$1 billion, but is expected to grow due to concerns about identity theft and security. Third, the company has achieved what it believes to be a major breakthrough in its technology recently. In April 2005, we developed a facial recognition engine that achieves a very low false acceptance rate and a very high verification rate. Moreover, we believe that this technology can be utilized in a one-to-many application as well be deployed in all indoor lighting conditions. Based on this developed technology, management believes that the company should try to market its products and services in areas outside of Asia and compete in a larger market.



         We raised net proceeds of US$535,000 (HK$4,173,000) through a private placement of securities. These proceeds are being used to provide the funds necessary to implement the next step in our business plan, which is becoming a publicly-held company in the United States. Funds are being used for legal, accounting, and corporate consulting services and working capital. We believe that by becoming a publicly-held company, we will enhance the visibility of our products and services and our ability to obtain additional financing in the future.


CRITICAL ACCOUNTING POLICIES


         REVENUE RECOGNITION. We deliver facial recognition software solutions primarily to commercial and government customers. We recognize revenue when persuasive evidence of a sale arrangement exists, delivery occurs or services are rendered, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is classified into project revenue and maintenance revenue.



         PROJECT REVENUE. Project revenue consists of revenue from sales of products and services. Product revenue mainly consists of sales of digital video recorders, face recognition equipment, our off-the-shelf ProAccess and ProFacer software, ProAccess and ProFacer software keys, and other software products, such as those we distribute for other vendors. Revenue on products is recognized when the customers accept the products. We also provide consulting services primarily to customers primarily in connection with their implementation and use of our products. Revenue from services is recognized as the services are rendered. Expenses on all services are recognized when the costs are incurred.



         During the three years ended December 31, 2002, 2003 and 2004, we adopted the provisions of Emerging Issues Task Force 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." EITF 00-21 governs how to determine whether separate units of accounting exist in a revenue arrangement with multiple deliverables and, if so, how the arrangement consideration should be allocated among separate units of accounting. When elements such as products and services are contained in a single arrangement, or in related arrangements with the same customer, we allocate revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value.



         We enter into contracts with customers who require the production of tailor-made facial recognition solutions. Under these contracts, the first element usually consists of hardware, system design, implementation and training, which is accounted for as equipment and related executory services in accordance with SFAS No. 13. The second element consists of customized software, which is accounted for as a long-term contract in accordance with AICPA Statement of Position 97-2, "Software Revenue Recognition," on a unit of delivery method of measurement. Nonperformance of training, consumables management and support services would prevent receipt of payment for the costs incurred in the customization, design and installation of the system. EITF 00-21 limits the amount of revenue allocable to the customization, design and installation of the system to the amount that is not contingent upon the function of the products. Revenue on these contracts under EITF 00-21 is earned based on, and is contingent upon, the full function of the products. Due to the contingent performance of function of the products, we defer revenue recognition for the system design and installation phase of such contracts, including customized software and equipment, and recognize revenue when we obtain an acceptance certificate from the user.



         MAINTENANCE REVENUE. We also provide maintenance services primarily to customers purchasing products. There are two types of maintenance contracts: the fixed price maintenance contracts and the one-off maintenance contracts. Revenue from the fixed price maintenance contracts is recorded ratably over the maintenance contract term, while the revenue for the one-off maintenance contracts are recorded when the services are rendered.



         SALES TO AUTHORIZED DISTRIBUTORS. We also use authorized distributors to resell certain of our products and only the authorized distributors are allowed to resell those products. We require the authorized distributors to purchase the products and then sell through the authorized distributors' own distribution channels to end customers. From our prospective, the authorized distributors are ordinary customers and so the same revenue recognition policy as described above applies. The sales prices to distributors are predetermined in accordance with the distribution agreements, and are approximately 30% to 40% off the recommended retail prices. Once the products are delivered and the distributor has accepted the products, we bill the distributor and the distributor is obligated to settle the bill accordingly within the credit period granted. There is no right of return or other incentives given to the distributors.



         POST-CONTRACT CUSTOMER SUPPORT. Under the terms of the contracts, we will provide post-contract customer support ("PCS") to the customers for a period of three months free of charge and then enter into maintenance contracts as the discretion of the customers. The nature of the PCS is the provision of a technical support telephone hotline to the customers. As the usage of this hotline is infrequent, we did not maintain any specific personnel to operate this hotline. As a result, the cost of the PCS during the free support period is insignificant and no reserve for the cost of PCS is required.



         RESEARCH AND DEVELOPMENT COSTS. Research costs are expensed as incurred. Product development expenses consist primarily of labor cost. The products are developed by in-house technicians who perform research and development, enhance and maintain existing products, and provide quality assurance. Product development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, management considers that the products, "ProAccess" and "ProFacer," have reached this stage of development and have capitalized US$152,010 (HK$1,185,678) and US$259,279 (HK$2,022,379) of product development costs associated with ProAccess and ProFacer as intangible assets for the years ended December 31, 2003 and 2004, respectively.



         These intangible assets are being amortized using the straight-line method over a period of five years, as management believes that the product life cycle for these products is approximately five years. Amortization amounted to US$30,402 (HK$237,135) and US$82,258 (HK$641,610) and was included as cost of sales for the years ended December 31, 2003 and 2004, respectively.



         GRANT AND SUBSIDY INCOME. Grant and subsidy income represents a subsidy from the government of Hong Kong for assisting us in development of products of innovative nature. The products developed under this subsidy plan include ProAccess and ProFacer. The HKSAR government has set up an Innovation and Technology Fund in the Hong Kong Special Administration Regions to support projects that contribute to innovation and technology advancements in industry. The Small Entrepreneur Research Assistance Programme (SERAP) under the Innovation and Technology Fund provides funding support on a matching basis to small companies with promising research ideas to assist them in developing their technology through to successful commercialization.



         When applying for funding, the applicant must submit a completed proposal that details the specifications of the project's technology, a marketing plan, the expected budget of the project and the personnel involved in the project. The funding is subject to a ceiling of US$256,410 (HK$2,000,000) per project. In addition to the government funding, the applicant must contribute capital to the project on a dollar-for-dollar matching basis. The matching funds from the applicant can be in the form of money or in any other resources which are essential to the project. Under most circumstances, the application will be processed within two months after receiving all the required information in connection to the project. Upon approval, the government will then release the funding to the applicant according to a fixed payment schedule as stipulated in the Phase Fund Agreement.



         The SERAP program involves two phases. Phase 1 will last for around six months and upon successful completion of Phase 1, Phase 2 will take the project forward for not more than 18 additional months. The applicant will be required to refund the HKSAR government's contribution to the government if revenue shall be derived from the services or products attributable to the deliverables or the applicant shall fail to enter into an agreement for the Phase 2 project. In our case, all of our projects have entered into a Phase 2 Fund Agreement.



         On successful commercialization of the project, the intellectual property rights belong to the applicant while the government is entitled to share 5% of the gross revenue earned from any activities in connection with the project as a royalty fee until the government has been repaid the amount that it funded for the project. There is no time limit to repay this amount.



         During the three years ended December 31, 2004, we have submitted several grant applications and have received a total of US$320,787 (HK$2,502,139). We have contributed US$296,066 (HK$2,309,313) on the dollar-for-dollar matching part of the program for the ProAccess and ProFacer projects.



         Upon completion of the project, we are required to tender to the government, its pro rata share of the residual funds remaining in the project account in addition to the 5% royalty fee on the gross revenue earned from any activities in connection with the project. We paid royalty fees of US$4,186 (HK$32,647) and US$4,427 (HK$34,532) for the 2003 and 2004 fiscal years, respectively.


         FOREIGN CURRENCY TRANSLATION METHODOLOGY. Our functional currency is the Hong Kong dollar because the majority of our revenues, capital expenditures, and operating and borrowing costs are either denominated in Hong Kong dollars or linked to the Hong Kong dollar exchange rate. Accordingly, transactions and balances not already measured in Hong Kong dollars, which are primarily transactions involving the United States dollar and the PRC Yuan, have been re-measured into Hong Kong dollars in accordance with the relevant provisions of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The object of this re-measurement process is to produce largely the same results that would have been reported if the accounting records had been kept in Hong Kong dollars. The exchange rate adopted throughout the consolidated financial statements where United States dollars are presented was US$1 for HK$7.8.

         Cash, receivables, payable, and loans are considered monetary assets and liabilities and have been translated using the exchange rate as of the balance sheet dates. Non-monetary assets and liabilities, including non-current assets and shareholders' equity, are stated at their actual dollars cost or are restated from their historic cost, by applying the historical exchange rate as monthly average exchange rates to underlying transactions.

RESULTS OF OPERATIONS


         FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002. As discussed above, we were able to generate sufficient revenues during 2002 to sustain company operations and research and development efforts. Three customers accounted for approximately 69.25% of our sales. The receipt of grant and subsidy income in the amount of US$11,559 (HK$90,159) did not materially impact the results of operations.



          We launched the ProAccess FaceOK in the third quarter of 2003. Project revenues decreased slightly US$13,985 (HK$109,080) to US$490,524 (HK$3,826,091)
in 2003 from US$504,509 (HK$3,935,171) in 2002 because we devoted a substantial amount of our resources to the development of this new product and fulfilling our operational needs. As a result, our marketing efforts suffered sales did not increase significantly because the product launch occurred late in the year. Gross margin related to projects decreased from 50.3% in 2002 to 29.7% in 2003 due to our decision to seek aggressively more market share. We bid competitively on several projects to insure that we would be awarded the work, which caused the gross margin to drop in 2003.

         Maintenance revenue increased by 60.0% from US$42,586 (HK$332,170) in 2002 to US$68,154 (HK$531,603) in 2003, due to the increased amount of completed installations. As a percentage of all revenues, maintenance revenue was 7.8% in 2002 and 12.12% in 2003.



         This resulted in an overall slight increase in revenue in 2003, as compared to 2002.



         Selling, general and administrative expenses increased from US$143,299 (HK$1,117,729) in 2002 to US$299,002 (HK$2,095,078) in 2003, due to a
substantial increase in the number of employees and operating expenses at the early development stage. Also in 2003, we established our research center in Shenzhen, China. Research and development costs increased from US$84,936 (HK$662,500) in 2002 to US$89,092 (HK$694,918) in 2003. The receipt of grant and subsidy income of US$151,594 (HK$1,182,435) in 2003, as compared to US$11,559 (HK$90,159) did not offset these increased expenditures in 2003. Accordingly, our net income decreased from US$66,801 (HK$521,046) in 2002 to US$10,373 (HK$80,908) in 2003.



         FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003. During the 2004 fiscal year, we had the entire year to market our ProAccess FaceOK, which had obtained recognition at Comdex, an acronym for Computer Dealer's Exhibition, which was a computer and information technology exposition held in Las Vegas, Nevada. Accordingly, project revenues increased by US$250,636 (HK$1,954,958) (51.1%) comparing the 2004 fiscal year to the 2003 fiscal year, due to the beginning of significant sales of ProAccess FaceOK and other products we had developed.



         The gross margin related to projects also improved as a percentage of sales, from 29.7% to 38.2%, and in terms of dollars, from US$145,479 (HK$1,134,736) to US$283,327 (HK$2,209,951) due to the accumulation of experience, which led to better project management in general, and due to the fact that in 2004 we had greater name recognition and did not have to bid as competitively to secure contracts for projects.



         Maintenance revenue increased by 6.9% from US$68,154 (HK$531,603) in 2003 to US$72,847 (HK$568,203) in 2004, as with more completed installations, there was greater demand for maintenance contracts. As a percentage of all revenues, maintenance revenue was 12.2% in 2003 and 8.9% in 2004, primarily due to the significantly greater project revenues in 2004.



         Selling, general and administrative expenses decreased from US$299,002 (HK$2,095,078) in 2003 to US$241,642 (HK$1,884,804) in 2004, despite an increase in the number of employees, due to the assignment of some technical related tasks to inland China, where salary cost is significantly lower.



         Also in 2004, no research and development costs were incurred, as compared to US$89,092 (HK$694,918) in 2003, which was primarily for the research expenses on the ProFacer project. As both projects, ProAccess and ProFacer, reached the stage of development where they were available for general release to the public, expenses incurred for product development were capitalized, and therefore, no research and development expenses were incurred for 2004. Also, we received US$6,040 (HK$47,110) more in grant and subsidy income in 2004 than in 2003. Accordingly, Titanium Technology generated net income of US$258,204 (HK$2,013,993) for 2004, as compared to net income of US$10,373 (HK$80,908) for 2003.



         NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004. Project revenues increased by US$753,580 (HK$5,877,924) (178.7%) comparing the 2005 period to the 2004 period, due to sales of ProAccess FaceGuard and the commencement of projects such as sales of a facial recognition system and physical access control system to the Elixir Group of MACAU.



         The gross margin as a percentage of project revenues increased slightly in 2005 to 32.9% from 30.7% in 2004 because of the improving economic conditions in the region that enabled us to charge a higher price to our customers. Gross margin on project revenues in terms of dollars increased to US$386,632 (HK$3,015,732) from US$129,512 (HK$1,010,190) due to the increase in sales revenues.



         As a percentage of all revenues, maintenance revenue was 14.6% in 2004 and 7.5% in 2005, but increased overall in terms of dollars.

         Selling, general and administrative expenses increased from US$264,228 (HK$2,060,975) in 2004 to US$454,272 (HK$3,543,321) in 2005 due to the expansion of our operations, which included hiring more personnel. However, these expenses as a percentage of revenues decreased from 53.5% in 2004 to 35.7% in 2005.



         Other income in 2005 of US$70,982 (HK$553,660), which consisted primarily of grant and subsidy income, decreased from US$138,296 (HK$1,078,706) in 2004. As a result, while we generated significantly more revenues in 2005, our increased operating costs, reduced other income, and provision for income taxes resulted in net income comparable to what was generated for the nine months of last year. We generated net income of US$76,737 (HK$598,548) for the nine months ended September 30, 2005, as compared to US$77,070 (HK$601,149) for the comparable 2004 period.


LIQUIDITY AND CAPITAL RESOURCES


         AS OF DECEMBER 31, 2003 AND 2004. At December 31, 2004, we had working capital of US$236,560 (HK$1,845,168), as compared to US$112,106 (HK$874,425) at
December 31, 2003. The increase was due primarily to the increase in net income for the 2004 fiscal year.



         For the 2004 fiscal year, operating activities provided cash of US$280,834 (HK$2,190,499), while investing activities and financing activities used cash of US$283,428 (HK$2,210,734) and US$25,641 (HK$200,000), respectively.
Included in the amount of cash provided by operating activities was a shareholders' loan of US$64,103 (HK$500,000). As disclosed in "Certain Relationships and Related Transactions," the shareholders' loan was unsecured and did not accrue interest. Of the US$283,428 (HK$2,210,734) used for investing activities, US$267,804 (HK$2,088,869) was used for product development costs.



         In comparison, 2003 operating activities and financing activities provided cash of US$168,132 (HK$1,311,428) and US$27,778 (HK$216,667),
respectively, while investing activities, primarily product development costs, used cash of US$164,327 (HK$1,281,751). Product development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. We capitalized US$152,010 (HK$1,185,678) and US$259,279 (HK$2,022,379) of product development costs associated with ProAccess and ProFacer as intangible assets for the 2003 and 2004 fiscal years, respectively. Included in the amount of cash provided by operating activities was a shareholders' loan of US$117,949 (HK$920,000). The US$38,462 (HK$300,000) reflected as proceeds from long-term debt were proceeds of a loan from HKCB Finance Limited, the repayment of which was personally guaranteed by our officers and directors.



         AS OF SEPTEMBER 30, 2005. Titanium Technology had working capital of US$675,522 (HK$5,269,066) at September 30, 2005, as compared to US$236,560
(HK$1,845,168) at December 31, 2004. The increase was due primarily to the completion of our private placement of securities, through which we received net proceeds of US$535,000 (HK$4,173,000). These proceeds are being used to provide the funds necessary to implement the next step in our business plan, which is becoming a publicly-held company in the United States. We believe that by becoming a publicly-held company, we will enhance the visibility of our products and services and our ability to obtain additional financing in the future. Accordingly, the net proceeds are being used as follows:



            o approximately US$300,000 (HK$2,340,000) for legal, accounting, and corporate consulting services necessitated by this plan of becoming a public company, such as the legal fees for preparing and filing the registration statement of which this prospectus is a part, the cost of auditing our financial statements, and guidance and advice about the stock markets in the United States;
            o approximately US$125,000 (HK$975,000) for setting up our Beijing office for research and development and marketing efforts in China; and
            o approximately US$110,000 (HK$858,000) for the purchase of tooling for the production of the ProAccess FaceGuard product.



         For the nine months ended September 30, 2005, operating activities used US$56,388 (HK$440,117), while US$119,056 (HK$928,641) was used in investing activities, primarily for the acquisition of plant and equipment. We used US$100,133 (HK$781,041) primarily to renovate our newly leased offices and US$18,923 (HK$147,600)
for product development costs. Financing activities, primarily the private placement discussed above, provided cash of US$532,863 (HK$4,156,333). In addition, non-cash financing activities included debt forgiveness by shareholders, who agreed to do so, so that a better cash position could be maintained. The amount of the forgiveness (net of loans made to the shareholders) was contributed to the capital of the Company and aggregated approximately US$44,479 (HK$346,935).



         In comparison, for the nine months ended September 30, 2004, US$151,034 (HK$1,178,065) was provided by operating activities, but US$177,490 (HK$1,384,420) was used for investing activities, of which US$162,438 (HK$1,267,019) was used for product development costs. We also used US$19,231 (HK$150,000) to repay a long-term bank loan.



         At September 30, 2005, we had contractual obligations as set forth below, as stated in United States dollars (US$):


----------------------------------------------------------------------------------------------------------------------
             CONTRACTUAL OBLIGATIONS                                     PAYMENTS DUE BY PERIOD
                                                    ------------------------------------------------------------------
                                                                  LESS THAN                              MORE THAN 5
                                                       TOTAL       1 YEAR      1-3 YEARS     3-5 YEARS      YEARS
                                                       (US$)         (US$)       (US$)         (US$)         (US$)
----------------------------------------------------------------------------------------------------------------------
Long-Term Debt Obligations                          Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Capital (Finance) Lease Obligations                 Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Operating Lease Obligations                         $104,805     $31,670      $91,135       Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Purchase Obligations                                Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Other Long-Term Liabilities Reflected on the        Nil          Nil          Nil           Nil          Nil
Company's Balance Sheet
----------------------------------------------------------------------------------------------------------------------
Total                                               $104,805     $31,670      $91,135       Nil          Nil
----------------------------------------------------------------------------------------------------------------------

         These amounts stated in Hong Kong dollars (HK$) are as follows:

----------------------------------------------------------------------------------------------------------------------
             CONTRACTUAL OBLIGATIONS                                     PAYMENTS DUE BY PERIOD
                                                    ------------------------------------------------------------------
                                                                  LESS THAN                              MORE THAN 5
                                                       TOTAL       1 YEAR      1-3 YEARS     3-5 YEARS      YEARS
                                                       (HK$)        (HK$)        (HK$)         (HK$)        (HK$)
----------------------------------------------------------------------------------------------------------------------
Long-Term Debt Obligations                          Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Capital (Finance) Lease Obligations                 Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Operating Lease Obligations                         $817,477     $247,026     $710,853      Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Purchase Obligations                                Nil          Nil          Nil           Nil          Nil
----------------------------------------------------------------------------------------------------------------------
Other Long-Term Liabilities Reflected on the        Nil          Nil          Nil           Nil          Nil
Company's Balance Sheet
----------------------------------------------------------------------------------------------------------------------
Total                                               $817,477     $247,026     $710,853      Nil          Nil
----------------------------------------------------------------------------------------------------------------------



         Under the terms of the Technology Partnership and Research and Development Contract entered into in June 2005 with the Institute, we have agreed to provide the capital and operational technicians, while the Institute has agreed to provide the location and technical technicians to perform research for the application of facial recognition operation technology. Any new facial recognition technology that is developed shall become the property of the joint venture. While the contract required us to have paid all of the costs by September 30, 2005, certain payment installments have been delayed. Accordingly, at September 30, 2005, we have paid approximately half of the roughly US$25,000 (HK$192,000) required under the contract, but expect that we will have paid the remainder by the end of 2005.



         We also entered into a similar contract with Tsing Hua University (Shenzhen research campus) in November 2005, under which the University will perform research of a multi-media home intelligence system, covering the receipt of digital TV signals, OSD (Open Software Description) capability, PVR (Personal Video Recorder) capability, and Blue tooth facial recognition capability. We have agreed to bear all costs of the research, while the University provides the necessary technical people. The total cost of the research, approximately

US$25,000 (HK$192,000) was paid by December 30, 2005. The University will own the new intellectual property that is developed, but we will have the right to use the property.



         In light of our working capital of US$675,522 (HK$5,269,066) at September 30, 2005, we believe that we have current and available capital resources sufficient to fund planned operations for a period of not less than twelve months. Our current "burn" rate is approximately $57,700 (HK$450,000) per month, without giving any effect to any revenues that we generate. We believe we will be able to fund the expenditures described above with our existing cash flow, based upon the signed contracts for orders that we have. At September 30, 2005, our backlog of orders believed to be firm was approximately US$1,026,000 (HK$8,000,000), as compared to approximately US$256,000 (HK$2,000,000) at December 31, 2004. We expect that approximately US$513,000 (HK$4,000,000) will not be filled by December 31, 2005. We expect that the above "burn" rate will increase by approximately 10% towards the end of 2006, as we plan to increase research and development efforts.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We engaged Zhong Yi (Hong Kong) C.P.A. to audit our financial statements on May 17, 2005. We did not consult that firm prior to its engagement.


                                    BUSINESS

BUSINESS DEVELOPMENT

         We were incorporated on May 17, 2004 as an international business company pursuant to the International Business Companies Act of the British Virgin Islands ("BVI"). On June 22, 2005, we acquired all of the entire issued share capital of Titanium Technology Limited, a company incorporated in Hong Kong on February 14, 2001 with limited liability ("Titanium Technology"). On September 20, 2002, Titanium Technology and EAE Productions (HK) Limited, a company incorporated in Hong Kong on October 8, 1997, established Titanium Technology (Shenzhen) Co., Ltd., a wholly foreign owned enterprise in China, to conduct research and development operations. Beginning in the third quarter of 2004, it began to conduct business operations in China. EAE Productions (HK) Limited owns 8% of Titanium Technology (Shenzhen) Co., Ltd. and is owned by persons who indirectly are shareholders.


         We established a BVI company to hold Titanium Technology, as we believed that it would be easier to attract investment capital into a BVI company rather than a Hong Kong company. Most of our investors in our recently completed private placement are United States citizens. We believe that a having a corporate jurisdiction located in closer proximity to the United States made the investors feel more at ease than one located in Asia. BVI was selected as a compromise, as its laws, which are under the British system, are similar to those of Hong Kong. While the BVI entity is the parent company, our accounting history is that of Titanium Technology and therefore our operations go back to 2001 when Titanium Technology began operations.



         Titanium Technology is engaged in developing products utilizing biometrics technologies, licensing of technologies, professional services, and project contracting. Based in Hong Kong with a research and development center in Shenzhen, China, and a sales representative office in the United States, Titanium Technology has built a strong network of expertise, comprising over 30 IT practitioners and researchers, enabling us to provide what we believe are top-quality biometrics products and professional services. In particular, we believe we are a leading provider of Automatic Face Recognition Systems, or AFRS, and other biometric and security solutions as we have developed and sold systems to governments, law enforcement agencies, gaming companies, and other organizations in China and other parts of Asia. Our AFRS products enable customers to capture human face images electronically, encode facial image into searchable files (faceprint), and precisely compare a set of faces to a database containing potentially thousands of faces in seconds.



         Although different biometrics, e.g. finger scan, may be widely employed in similar applications, we believe that face recognition is the best among the existing alternatives. First, according to our internal research, the false acceptance rate is very low regardless of the lighting condition, and lower than traditional fingerprint authentication. Second, there is no direct contact between the device and users, and hence the problems of cleanliness and wear on the equipment are greatly reduced. Third, the core component is a digital (Charge Coupled Device (CCD)/Complementary Metal-Oxide-Semiconductor (CMOS) camera, which is relatively low in production cost. Last but not least, we believe that users have less concern on privacy issues with regard to facial pictures and the market acceptance is much higher, since photographs of facial images for identification are commonly used, such as in passports, driver's licenses, and other forms of identification cards.



         For over five years, we have researched, developed, and marketed face biometrics technologies that incorporate advanced concepts in neural networks, artificial intelligence, image processing, pattern recognition, data mining, and massively parallel computing. Our researchers have taken innovative recognition algorithms and, using advanced methods of software engineering, turned core mathematical modules into practical applications. We believe that our proprietary mathematical algorithms, together with optimized hardware peripherals, enable our customers to cost-effectively achieve solutions that fit their requirements in terms of accuracy and performance. Titanium Technology supports the latest standards in face biometrics and we are focused on enabling our customers to expand the capabilities of their systems as their biometric needs evolve.


         In the beginning of 2002, the award-winning core component for face recognition, called "Ti-Face", was successfully developed. To date, Ti-Face Software Development Kit ("SDK") has been adopted to develop custom-made applications for governments, universities, and institutions in the greater-China region. Examples include the Hong Kong government, Hong Kong Polytechnic University, Institution of Vocation Education (Hong Kong), Chinese Academy of Science (PRC), and Tsing Hua University (PRC).

         In 2003, we successfully registered a patent about "Apparatus and Method for Recognizing Images" in Hong Kong Special Administrative Region ("HKSAR"). Also in 2003, our face recognition product, ProAccess FaceOK(TM), computer logical access control software, was launched. This product was then awarded the "Best of Comdex Finalist 2003" in Las Vegas in November of the same year. Comdex, an acronym for Computer Dealer's Exhibition, was a computer and information technology exposition held in Las Vegas, Nevada, each year from 1979 to 2003. It was one of the largest computer trade shows in the world. ProAccess FaceOK was also awarded several local (the IT Excellence Award in Hong Kong) and regional (the Asia Pacific ICT Award) recognitions. The IT Excellence Awards is a professional initiative of the Hong Kong Computer Society. Established in 1998, the award scheme is an annual event that recognizes excellent IT applications and innovative IT technologies. The Asia Pacific ICT Awards (APICTA) is an international awards program initiated by the Multimedia Development Corporation of Malaysia to increase ICT (Information and Communication Technology) awareness in the community and assist in bridging the Digital Divide. Participants of the Awards Program comprise members of the APICTA Network, which include Australia, Brunei, Hong Kong, India, Indonesia, Korea, Macau, Malaysia, Myanmar, Philippines, Singapore, Sri Lanka, Thailand, Vietnam and China. Nominees to the different awards are presented to APICTA by the respective economy coordinator and assessed by a panel of judges representing every member-economy. Titanium was presented the Merit Award in Security category with the ProAccess FaceOK product in 2004.


         In 2004, our intelligent surveillance product, ProFacer, was launched and promoted into casino and financial institution markets. We also set up distribution networks in mainland China, Australia, and Japan. Titanium Technology has delivered biometrics security products, consulting services, and systems integration services to various government offices, major financial institutions, universities, telecommunication companies, and prestigious international corporations.


TI-FACE


         Ti-Face is the core face recognition engine developed and implemented by Titanium Technology. A proprietary algorithm, named Dynamic Local Feature Analysis (DLFA), was invented to utilize the specific features for identification instead of the entire representation of the face. This technology is capable of selecting intelligently specific areas of the face, such as the eyes or mouth, which in turn are used as distinguishable features for recognition. Embedded with the Ti-Face module, a system can select sets of blocks, or features, in each face that differ from other faces in a data repository with an outstanding processing speed.

         Based on this innovative face recognition technology, our research and development group modularized and realized this concept into the Ti-Face Software Development Kit (SDK) in 2002. This SDK is not only our core technology but serves as the blueprint for further extending our security access control applications for various situations.



         TI-FACE SDK 3.0 FOR WINDOWS. Features included in Ti-Face SDK 3.0 are face detection, high speed face tracking, matching and authentication, detecting motion or changes in a scene, extracting imagery from a video or live-stream, comparing and matching non-facial images, and performing both "one-to-one" verification and "one-to-many" identification. Independent developers can use Ti-Face SDK as a tool to build custom applications based on our proprietary face detection and recognition technology. Examples of applications include physical access control solutions that can integrate with reporting modules and alarm systems, logical access control solutions that can integrate with existing authentication systems and replace the use of passwords, and ticketing systems that can insure that a single ticket is not being shared by multiple customers. Furthermore, by integrating our face recognition engine into third-party solutions and applications, end users can obtain a solution that is customized to fulfill their specific requirements. We intend to develop additional modules on face recognition. By combining several modules, greater security and more accurate identification methods can be obtained. Furthermore, a multimodal biometric system can be easily integrated into an application to greatly enhance security, privacy and user convenience.


PRODUCTS


         Powered by our innovative face recognition technology, our core products can be grouped into two categories: PROACCESS and PROFACER. The ProAccess series fulfills the fundamental security and trust needs of the information world by logical and physical access control. The ProFacer series provides an ultimate solution for intelligent surveillance.


         PROACCESS. Applying our Ti-Face technology, the first series of products, called ProAccess, were launched in the middle of 2003. The ProAccess suite is a high-performance, secure, user-friendly solution to enhance the authentication method of physical doors, personal computers, and mobile phones by advanced face recognition technology.

-------------------------------------------------------------------------------------------------------------------------
PRODUCT                                  APPLICATION                            STATUS
-------------------------------------------------------------------------------------------------------------------------

ProAccess FaceOK                         Access to computers                    Launched in third quarter of 2003;
                                                                                over 10,000 licenses sold to
                                                                                customers.
-------------------------------------------------------------------------------------------------------------------------
ProAccess FaceGuard                      Facility entry                         First versions completed in third
                                                                                quarter of 2005 and being marketed;
                                                                                approximately 60 systems installed.
-------------------------------------------------------------------------------------------------------------------------
ProAccess FaceAttend                     Time attendance recorder               First versions completed third quarter
                                                                                of 2005 and being marketed; approximately
                                                                                30 systems installed.
-------------------------------------------------------------------------------------------------------------------------
ProAccess FaceMobile                     Mobile computing such as PDA devices   This product is under development.
                                         and mobile phones
-------------------------------------------------------------------------------------------------------------------------



         PROACCESS FACEOK (PROFESSIONAL & ENTERPRISE). ProAccess FaceOK was designed to fulfill the fundamental security and trust needs of the information world. Users can sign-on to their computers through face recognition, which ensures the highest degree of security against unauthorized access, especially when compared to authentication methods such as unsecured simple text input and unreliable memories. In addition, ProAccess FaceOK offers features such as audit trail, face learning, active user monitoring, and web-based single sign-on services and integrated with directory services.



         Audit Trail is enabled to capture all unauthorized login attempts (with images of trespassers and hackers) and store that information in a log file. The Face Learning function allows the user to learn the latest face whenever a login occurs. Natural facial progression does not compromise system accuracy. Active Monitoring monitors the environment actively to ensure continuous access control. The system proactively locks itself out when the authorized user is not detected. Hidden Encryption encrypts a file and masks it with an image file type so that only authorized users can retrieve its true content, while it appears as a normal file to others. Furthermore, users can logon to different Directory Services with the use of FaceOK. Those directories can be Novell eDirectory, Microsoft Active Directory, NT Domain, NDS, iPlanet and other LDAP compliant directories. We also have a module that focuses on web Single-sign on technology, which is integrated in FaceOK.



         Considering our variety of clients, our FaceOK is released into two editions, Professional edition and Enterprise edition. Enterprise edition is suited for the corporate buyers (such as MTRC, Mass Transit Railway Corp) and government agencies (Department of Health), whereas Professional edition is designed for the small office and home office or small to medium-sized enterprises. The product is currently available in four language versions:
English, traditional Chinese, simplified Chinese, and Japanese.



         PROACCESS FACEGUARD. Conventional access control systems relying on cards, keys or codes are vulnerable to those wishing to gain unauthorized entry to a facility. The card, key or code may be lost, stolen or illegally copied. Once an intruder has gained access to a building using a stolen entry device, there is often little evidence to help in apprehending or prosecuting the culprit. Personal property, office equipment and intellectual property are all at risk. "FaceGuard" has been designed to not only provide secure access to buildings, but to also detect and identify anyone attempting to gain access without authorization.



         ProAccess FaceGuard is a biometric physical access control system, which identifies an individual's identity from their facial characteristics by comparison with recorded data, and enables keyless entry based not on what the entrant has or knows, but based on the identity of the entrant. In contrast to conventional automatic systems, which only check for possession of a valid card, pass or PIN number, this digital image analysis system recognizes individual people and turns away those who try to enter using borrowed or stolen IDs. The proprietary algorithm utilized in the software is designed in such a way that the software is not fooled by life-size photos, and will only admit living, breathing humans with faces it "recognizes". Therefore, the technology allows access that we believe is convenient, personal, private, and extremely secure.



         ProAccess FaceGuard is empowered by Ti-Face. It can be operated in both online and offline mode. The templates of the authorized user list can be stored in a server or in the internal memory of the device. Although ProAccess FaceGuard may be networked in an enterprise environment, it is a stand-alone device that can be operated independently. The installation is simple and, except for the electric lock, there is no hidden cost in the installation.



         ProAccess FaceGuard is primarily being used by commercial customers for physical access controls to areas such as office premises, data centers, and server rooms.



         PROACCESS FACEATTEND. ProAccess FaceAttend is a stand-alone, face recognition- based time attendance recorder. It is suitable for medium and large offices, branches, factories, or other sites. ProAccess FaceAttend provides the an accurate data collection solution by ensuring that employees must be present in order to record a punch. It brings the flexibility of a full-function time and attendance terminal together with the sophistication of identification technology. Using face biometric technology, FaceAttend terminals scan employees' faces to identify their identities from a huge database each time they punch. No fingerprints or palm prints are utilized.



         ProAccess FaceAttend can be installed at convenient locations throughout a facility to make it easy for employees to clock in. Punching is performed using biometric face scans, and the resulting transactions are periodically uploaded to a host PC running the automated timekeeping system. It eliminates "buddy-punching," the practice of employees punching in or out for other employees who are not present at work.



         We believe that use of ProAccess FaceAttend eases concerns and boosts security by ensuring that the people on-site actually belong there. Attendance of each employee is printed on the attendance report. The attendance report is particularly useful for payroll purposes. Wages and salaries can be paid according to the employee's worked hours, overtime etc. Given the continual growth of China as a worldwide manufacturing base, and specifically the fact that the Southern part of China houses the largest network of factories in Asia, based on gross domestic product statistics, we believe that we have a significant marketing opportunity in this region and perhaps a distinct advantage of physical and cultural proximity. To date, purchasers have installed this product primarily in factories for time attendance purposes.

         PROACCESS FACEMOBILE. ProAccess FaceMobile is the security solution using biometric technology for the mobile computing market. As the mobile ownership becomes more universal and third generation mobiles become more popular, we are keen to introduce advanced biometric security solution to this market.

         This technology uses the camera equipped in the mobile phone to perform the logon process. As a result, no additional hardware cost is incurred on the capturing device. Utilizing our face recognition technology, mobile users do not require special knowledge to use it. Users simply look at the camera embedded in their phone, automatically triggering and processing authentication for the logon process. The FaceMobile supports two different system architectures. The difference between the two architectures (user authenticated on the device and on the operator) is the location where authentication is processed.

         USER AUTHENTICATED ON THE DEVICE. In this architecture, the device captures and authenticates the user by the same device. This architecture is optimal for the following situations:
           o   The device may be operated offline;
           o   The device stores sensitive information locally; or
           o   The device has high processing power.
         In general, this architecture is applicable in the PDA market.

         USER AUTHENTICATED ON THE OPERATOR. This architecture supports the user picture being captured by the device, and then the servers in the operator site authenticate the user. This approach is designed for the following cases:
           o Authentication is required only when the user access service from operator; or
           o   The device need not have very powerful processing power.
         This approach can be a turn-key solution for current generation mobile phones.

         In summary, features found in FaceMobile are described below:

           o ENHANCED ACCESS CONTROL - As cameras are standard components in third generation mobile phones, this application of face recognition helps to greatly improve the access control of the phone with limited increased in production cost. The improved access control prevents unauthorized persons from making calls, receiving calls and reading stored data within the phone.

           o M-COMMERCE SUPPORT - The continual improvement of computing power of mobile devices, communication bandwidth, market acceptance, etc., will allow the real-life application of M-commerce in the near future. We believe that the use of FaceMobile could provide the foundation for secure transaction in the virtual credit card payment platform for major carriers such as NTT Docomo and Credit Card companies.


         PROFACER. ProFacer is a biometrically integrated surveillance system. Titanium Technology employs a full range of technology to enhance and automate existing surveillance techniques. Digital video recording technology, coupled with our biometrics systems, enable automated real time face recognition.


         Characteristic processes enabling ProFacer to function effectively are detection, alignment, normalization, representation and matching:

           o DETECTION - When the system is attached to a video surveillance system, ProFacer recognition software searches the field of view of a video camera for human faces. If there is a face in the view, it is detected within a second.

           o ALIGNMENT - Once a face is detected, the system determines the head's position, size and pose. A face needs to be turned to an appropriate angle toward the camera for the system to register it.

           o NORMALIZATION - The image of the head is scaled and rotated so that it can be registered and mapped into an appropriate size and pose. Normalization is performed regardless of the head's location and distance from the camera. Light does not impact the normalization process.

           o REPRESENTATION - The system translates the facial data into a binary string - "Faceprint". This coding process allows for easier comparison of the newly acquired facial data to stored facial data.

           o MATCHING - The newly acquired facial data is compared to the stored data and linked to at least one stored facial representation. As comparisons are made, the system assigns a value to the comparison. If a score is above a predetermined threshold, a match is declared. The operator then views the two photos that have been declared a match to be certain that the computer is accurate.

-----------------------------------------------------------------------------------------------------------------------
PRODUCT                                  APPLICATION                            STATUS
-----------------------------------------------------------------------------------------------------------------------

ProFacer iDVR                            DVR system with face capture           Deployed in four branches of the
                                                                                People's Bank of China
-----------------------------------------------------------------------------------------------------------------------
ProFacer iWatchGuard                     Automatic full-time face recognition   Deployed in four branches of the
                                                                                People's Bank of China, a casino in
                                                                                Macao, and NTT Group in Japan
-----------------------------------------------------------------------------------------------------------------------
ProFacer iMugShot                        Image to image matching                Deployed in an agency of the Hong
                                                                                Kong government.
-----------------------------------------------------------------------------------------------------------------------
ProFacer iDControl                       Live person to image matching          Deployed in two government locations.
-----------------------------------------------------------------------------------------------------------------------


         PROFACER IDVR. Currently, Digital Video Recorders (DVRs) are popular in public areas, offices and homes, with the belief that the cameras deter criminal activity. However, with the public need for security rising, the sheer numbers of DVRs pose problems. On top of traditional DVR systems, Titanium Technology offers a proprietary real-time algorithm of face image detection and capture, named PROFACER IDVR. It does not require special cameras or a specific environment. Multiple faces in a stream of people may be detected, captured, recorded and delivered with further analysis, reporting and notification capabilities. The Face Capture is an application software for video surveillance, monitoring, law enforcement and other applications.

         Individual facial patterns are recorded and stored in a digital photo database that can be viewed and used for different applications on-site or remotely. Titanium Technology developed several algorithms, supporting the real time processing of video data and image localization, determination of position of head and motion tracing for subsequent recognition.


         PROFACER IDVR can be used at airports, banks, casinos, public buildings, subways, factories, schools or in any other location where it makes sense to record the faces of visitors, with facilities for integration into existing DVR systems. The PROFACER IDVR GUI is very simple such that any operator can use all of its functions with just a minimal amount of training. The system is highly flexible, allowing images to be digitalized and recorded in either color or monochrome with a storage capacity typically exceeding 36 months of facial data recording. PROFACER IDVR screen simultaneously shows the live camera shot and the latest sequence of captured images. The ProFacer iDVR product was installed in the Nanning branch of GuangXi Peoples' Bank of China in March 2005 and in September 2005, we installed the product in three other branches of GuangXi People's Bank of China in the cities of BaiSe, DaiXing, and PinGuo. While this installation began as a pilot project in order to test and further refine the product, the bank paid for the product and did not simply allow the product to be installed and tested as an accommodation.


         PROFACER IWATCHGUARD. PROFACER IWATCHGUARD adds automatic full time face recognition, matching and active warning alerts to any new or existing surveillance system. It allows each camera to serve as a diligent observation point even when the video is not observed. Face recognition surveillance incorporates computer intelligence to monitor faces and match those faces against a "watch list" face database. As a modern new tool to identify potential threats to public safety, PROFACER IWATCHGUARD can scan facial images of individuals and match them with a database of images containing known suspects. In seconds, a scanned face can be searched against thousands, or even millions of database images to determine if the scanned image matches a previously stored suspect image.


         This product has been applied to protect high security areas such as casinos, banks, computer centers, research institutes and prison and jails, for fully automatic operation 24 hours a day. For example, a casino group in Macau has started a pilot project using PROFACER IWATCHGUARD to identify unwanted guests or VIPs. Using a list of unwanted guests stored in the database, casino staff can focus on trailing specific individuals from thousands of guests everyday. With the installation of PROFACER IWATCHGUARD, closed circuit televisions are connected and in real time send the scenes to a detection manager. Inside the detection engine, a number of clear and distinct faces will be identified. Each face will attempt to match the existing black-listed faces. As soon as a face known to the database appears in the scene, the system triggers a configurable alarm. Security guards can locate the unwanted person easily and take him/her away. As a result, staffs are no longer burdened by monotonous work, but can be employed more flexibly and effectively while still increasing security.

         PROFACER IMUGSHOT. PROFACER IMUGSHOT is another product derived from ProFacer surveillance solution. In law enforcement units such as police and immigration departments, this system can greatly help reducing fraud and crime. Through identifying duplicate images in large databases, such as licensed drivers and missing children and immigration, suspicious targets can be provided as a list. As a result, the scope in finding the target subjects can be greatly narrowed which, in turn, provides a cost effective, reliable and time saving surveillance application.

         As existing clients, like the Government Laboratory of HKSAR, have placed repeat purchase orders, we believe that our customers are satisfied with this highly accurate, promptly response, time cost effective surveillance system. It is believed that police forces would be a likely target market for this advanced application.

         PROFACER IDCONTROL. PROFACER IDCONTROL utilizes face recognition technology in the airline and national security. Every traveler, who is ready to make boarding registration, will be captured an image. Our PROFACER IDCONTROL can start scanning if the given facial image has a high similarity scale with the suspects contained in a database storing images of terrorists' faces provided by government agencies. Once a list of suspects is generated, airline staff can refine the verification process by one-to-one scanning. For further enhancement, facial images can be saved in the travel document during the check-in process. When travelers are ready to board the airline, our system can achieve a high degree of security by further matching live face with the face ID marked in the travel document. We believe these two levels of security measures are practical, helpful, safe and convenient in the airport.

         PROFACER IDCONTROL can be used for banking application. Face identity can be embedded in the credit card, every time holders withdraw money from ATM machines. For greater security, faces can be verified in addition to inputting passwords, to confirm ownership of credit or debit cards. Using these two levels of security control, personal property is strongly protected.

CONSULTING

         Our consulting team works with the client from the earliest stages of the project and takes accountability for the success of the project. We provide services in the areas of security service and system integration/development projects.


         SECURITY SERVICES. As a digital security services provider, we offer strategic solutions for technology-enabled enterprises. As a security advisor, we help clients to meet their requirements for continuous IT innovation and development while controlling the risks inherent in today's complex networked environments. Our security specialists help customers identify system/network security weaknesses and provide professional advice on how to best protect vital information and assets both virtually on the Internet and physically without compromising productivity or endangering the bottom line. Our services include security consulting, risk assessment and penetration testing. Security training is also provided for the staffs to increase the security awareness and knowledge. Our clients include the Labour Department of Hong Kong SAR, Tokyo Bank of Mitsubishi, Citic Ka Wah Bank, Hong Kong Productivity Council, Mandatory Provident Fund Schemes Authority, and Mass Transit Railway Corp (MTRC). In addition, we agreed to partner with IBM China/Hong Kong Limited to provide professional services for the Hong Kong government, as part of our role as a service supplier to IBM China/Hong Kong Limited under a Technical Service Agreement dated October 5, 2004. That agreement outlines a general working relationship, with specific deliverables, services, and pricing to be outlined from time to time in statement of work documents.


         SYSTEM DEVELOPMENT/INTEGRATION. Our solution team utilizes its technical expertise to implement complex business systems, thereby reducing time and risk for our customers' mission critical projects. We work with business systems critical to the running large commercial and public sector organizations, as well as large-scale technical systems designed to operate to the highest levels of reliability in demanding conditions. To keep pace with the competitive IT world, our staff have been equipped with newly and advanced knowledge, such as Microsoft .net and J2EE, on system implementation work.

DISTRIBUTION AND MARKETS

         We select distributors based on the potential impact of the distribution relationship. We seek to cooperate with business partners that will bring synergies, making it quicker to penetrate the target market and localization. Distributors in the United States include Elite Technology Solutions and eInfoDev Inc. Distributors in Asia include Smart Wireless (Japan), Elixir Group (Macau), Maxfair Technology Limited (Hong Kong), and Regal Cyber Group (Hong Kong and People's Republic of China). However, for major accounts that are readily accessible, we tend to handle such accounts ourselves since these corporate clients expect expert knowledge and demand flexibility.


         Our distributors purchase products from us at prices specified on our Distributor Price List in effect from time to time. The distributors sell to resellers or end-users with a mark-up in price and the profit generated from the mark-up is the compensation for the distributors. The sales prices to distributors are approximately 30% to 40% off the recommended retail prices. Once the products are shipped and the distributor has accepted the products, we bill the distributor and the distributor is obligated to settle the bill accordingly within the credit period granted. There is no right of return or other incentives given to the distributors.



         Our distributor agreement and reseller agreement dictate the terms and conditions of the relationship with us, such as pricing, warranties, exclusivity or non-exclusivity, and term.


         We organize exhibitions and seminars periodically to create awareness of the importance of biometrics applications. We participated in four exhibitions and one seminar in Japan in 2004 and 2005. The main purpose of these exhibitions and seminars is to introduce our products to the Japanese market, especially in the retail sector.

         We also prepare marketing materials such as brochures, product white papers and pricing references for the distributors and provide complete sales support and technical consulting services to them.

         Our markets include the following:
            o Hong Kong, including the Hong Kong government and commercial sectors;
            o    China, mainly the government;
            o    Macau, mainly casinos; and
            o For Japan and the US markets, we form a distribution partnership with the local agents to sell our products. Clients in Japan came from both retail and commercial sectors.


         Through these marketing activities, we have been able to acquire an increasing number of customers and distributors. As of the date of this prospectus, we have 12 major customers, which represents a 50% increase over the end of our last fiscal year (December 31, 2004).



         Titanium Technology not only focuses on two core activities, biometrics-based technology development and professional services, but also operates a distribution business and distributes a number of commercially available software, such as software from Microsoft, Novell, Symantec and IBM. At times, our customers may require software that is not within Titanium's product range, but is available from these large software manufacturers and vendors. Most of the software consists of security-related products. We buy software from these vendors to resell to our customers. In most cases, we perform a certain amount of customization and system integration services with respect to the purchased software.



         In March 2003, Titanium Technology was selected by the HKSAR government as a supplier of PC/LAN software in Category C to all departments in HKSAR government for three years under a bulk tender. The bulk tender is an initiative from the HKSAR government with the purpose of streamlining and insuring the process and quality of the procurement of all information technology products by the government. The government selected companies that it believed to be qualified for specific categories of products. Category C is software applications. This means that the government departments have to purchase from the selected companies and that Titanium

Technology is one of the few vendors from whom the Hong Kong government purchases software. At the time of the award, there was one other company that received an award in the same category as us.



         To strengthen our distributor network, we are authorized resellers for software marketed by Microsoft, Novell, SiS International Ltd, JOS, and others. We sell to end users and we can also purchase their products at discounted prices from the suggested retail prices. In addition, with our expertise in security technologies, eEye Digital Security has appointed Titanium Technology to be a regional distributor for eEye products. We estimate that our distribution business accounted for approximately 8% and 11% of our business in fiscal 2004 and 2003, respectively.


CUSTOMERS

         Titanium Technology's major customers include:
             o    In Hong Kong:  the Hong Kong government
             o    In China:  People's Bank of China
             o In Macau: Elixir Group, a supplier to an entertainment corporation - Sociedade de Jogos de Macau
             o    In Japan:  NTT Group

         During the fiscal year ended December 31, 2004, 8 customers accounted for approximately 75% of revenues. Sales to Beacon Base Software Ltd. and Information Security One (Hong Kong) Ltd. were 13.32% and 21.02% of revenues, respectively.

         There is no law in Hong Kong or any provisions in our contracts with the Hong Kong government that specifies or triggers a termination at the election of the government.


         At September 30, 2005, our backlog of orders believed to be firm was approximately US$1,026,000 (HK$8,000,000), as compared to approximately US$256,000 (HK$2,000,000) at December 31, 2004. We expect that approximately US$513,000 (HK$4,000,000) will not be filled by December 31, 2005.


INTELLECTUAL PROPERTY

         PATENTS. Titanium Technology was issued patent number HK1053239 for "Apparatus and Method for Recognizing Images" in September 2002. The patent expires September 10, 2010. Even though we have been issued a patent from Hong Kong and even if we were to obtain copyright protection on the software, we would still have to enforce our rights against those who might attempt to infringe on our intellectual property as patent protection does not necessarily deter infringement. Such enforcement efforts are likely to be expensive and time-consuming and we may lack the ability to engage in any significant enforcement efforts. Instead, we have chosen to use our resources on product development and the expansion of market share.

         TRADEMARK AND TRADE NAME. Titanium Technology has the following registered trademarks for "ProAccess FaceOK":
             o    United States - Serial No. 78/414377
             o    Hong Kong - Trade Mark No. 300053478
             o    China - Serial No. ZC3732931SL

COMPETITION


         The biometrics industry is fragmented and undeveloped, with a plethora of methods for gathering biometric information, processing the data, and interconnecting with applications. All the major prevailing biometrics systems have limitations.


         The biometric industry is global in scope, with many competitors and customers located in US and Europe. While Asia has some companies in the biometrics arena, many of the biggest projects have been in nations installing national identification systems. Strategic focus is quite diverse, as well, with some firms specializing in the proprietary technology associated with capturing biometric information, others in providing enterprise-level integration services, and still others in offering managed or hosted services for outsourced systems. Large players in intermediate or end-use markets for biometrics (e.g. banking/financial services, security, PCs/peripherals, software/enterprise systems, and wireless equipment and services) have been active in investing in or sponsoring biometric technologies.

         We intend to compete by utilizing the following strategies:
             o put more funding into research and development to strengthen the quality of our products;
             o gain more share in the Asian market before the big competitors step in;
             o   seek potential partnerships and strategic alliances; and
             o   organize more exhibitions of our products.

         We believe that we have two major competitors: Identix Incorporated and Viisage Technology, Inc., from the United States.

         Identix is a multi-biometrics security technology company in both fingerprint identification and facial recognition solutions has set to the growing demand for biometrics products and solutions access multiple security markets.

         Viisage delivers advance technology identity solutions for governments, law enforcement agencies and business concerned with enhancing security, reducing identity theft, and protecting personal privacy. It has been renowned for its facial recognition technologies.

RESEARCH AND DEVELOPMENT


         During the fiscal years ended December 31, 2004, 2003 and 2002, we spent $nil, US$89,092 (HK$694,918) and US$84,936 (HK$662,500), respectively, on research and development activities.



         We have engaged both Tsinghua University and the Chinese Academy of Science, Institute of Automation to perform certain research and development work on our behalf.



         Under the terms of the Technology Partnership and Research and Development Contract entered into in June 2005 with the Institute, we have agreed to provide the capital and operational technicians, while the Institute has agreed to provide the location and technical technicians to perform research for the application of facial recognition operation technology. Any new facial recognition technology that is developed shall become the property of the joint venture. While the contract required us to have paid all of the costs by September 30, 2005, certain payment installments have been delayed. Accordingly, at September 30, 2005, we have paid approximately half of the roughly US$25,000 (HK$192,000) required under the contract, but expect that we will have paid the remainder by the end of 2005.



         We also entered into a similar contract with Tsing Hua University (Shenzhen research campus) in November 2005, under which the University will perform research of a multi-media home intelligence system, covering the receipt of digital TV signals, OSD (Open Software Description) capability, PVR (Personal Video Recorder) capability, and Blue tooth facial recognition capability. We have agreed to bear all costs of the research, while the University provides the necessary technical people. The total cost of the research, approximately US$25,000 (HK$192,000) was paid by December 30, 2005. The University will own the new intellectual property that is developed, but we will have the right to use the property.


EMPLOYEES

         As of November 30, 2005, we employed a total of 35 persons, of which 30 were full-time. None of our employees is covered by a collective bargaining agreement.

FACILITIES


         Our principal offices are located at 4/F, BOCG Insurance Tower, 134-136 Des Voeux Road, Central, Hong Kong. We have entered into a lease contract with this new property that runs through June 2008, with an option to renew for an additional term of two years. The lease requires monthly rent of HK$23,695 (approximately US$3,050) and a monthly management fee and air conditioning charge of HK$12,863 (approximately US$1,656).


         Our research and development center is located at 15/F, Wen Jin Plaza 23, Tian Bei Road 1, Luo Hu Qu, Shenzhen, China, while the sales representative office in the United States is located at 3723 Haven Avenue, Menlo Park, California.

LEGAL PROCEEDINGS

         There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened.

ENFORCEABILITY OF CIVIL LIABILITIES

         We are a British Virgin Islands company. You should note that the British Virgin Islands courts are unlikely to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for losses suffered.

         All of our officers and directors reside in Hong Kong. Accordingly, if events should occur that give rise to any liability on the part of these persons, shareholders would likely have difficulty in enforcing such liabilities. If a shareholder desired to sue these persons, the shareholder would have to serve such persons with legal process. Shareholders would not be able to effect service of process within the United States on us or any of our officers or directors, unless a consent to service of process has been filed with a government entity in the United States. To the best of knowledge we do not believe that such a consent to service of process has been filed. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.



                                   MANAGEMENT


OFFICERS, DIRECTORS AND KEY EMPLOYEES

Our executive officers, directors, and key employees are:

    NAME                   AGE     POSITION

    Dr. Johnny Ng           31     Chairman of the Board of Directors

    Jason Ma                33     Chief Executive Officer

    Prof. Stan Li           47     Chief Scientific Advisor

    Humphrey Cheung         34     Chief Technology Officer and Director

    Billy Tang              32     Chief Operation Officer and Director

    NAME                   AGE     POSITION

    Patrick Lo              34     Director of Business Development of Titanium
                                   Technology

    Eric Wong               51     Consultant


         Our shareholders elect our directors annually and our board of directors appoints our officers annually. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

         DR. JOHNNY NG, CHAIRMAN. Dr. Ng is the Chairman of the Board of Directors of the Company. Currently, Dr. Ng's duties include his functioning as our principal financial and accounting officer. Dr. Ng received his bachelor's degree in manufacturing engineering in 1996 and doctorate degree in industrial and systems engineering in 2002 from The Hong Kong Polytechnic University, and has been an Adjunct Associate Professor there, specializing in biometrics technology. Dr. Ng first organized his own technology start-up, 303 Company Limited, in 1998. This company, which was sold to a listed company in 2001, was a solution provider of fingerprint authentication technology. He served as the Chief Executive Officer of that company from August 1999 to August 2001. Shortly after this transaction, he started Titanium Technology in September 2001 with research and development as its primary activity, and gradually expanded his business venture beyond Hong Kong.

         Dr. Ng has received a great deal of recognition for his achievements, which include the following:
             o one of the "Ten Outstanding Young Digi Persons 2000" by the Hong Kong Productivity Council and Hong Kong Junior Chamber;
             o "Innovative Entrepreneur of the Year" for 2003 by the Hong Kong Junior Chamber; and
             o one of the "Top 100 Cosmopolitan Chinese Confucian Businessman in 2004" by the Chinese Confucian Foundation and China
                 Economic Daily. Dr. Ng is the youngest recipient in this event.

         The "Innovative Entrepreneur of the Year" award recognizes successful and creative entrepreneurs in greater China. According to the selection criteria, this award recognized Titanium as one of the best companies in terms of products and services, originality of ideas, uniqueness in the market, management and marketing strategies, revenues of the company, the future prospect and potential of the company. He is a highly sought after speaker at high level industry conferences and a frequent commentator in the media. He was one of the speakers, representing Hong Kong, at one of the Asia-Pacific Economic Cooperation ("APEC") business conferences held in Korea in 2005.


         MR. JASON MA, CHIEF EXECUTIVE OFFICER. Mr. Ma became the Chief Executive Officer of Titanium Technology in May 2005 and is responsible for formulating business strategies, overseeing the entire business operation, and establishing and executing global alliances and mergers and acquisitions for the company. Mr. Ma was born and raised in Hong Kong and went to the United States for his university education, where he received a bachelor's degree in engineering and computer science from the University of California at Berkeley in 1995, and an MBA degree from the University of Southern California's Marshall School of Business in 1998. During his stays in the United States he had worked for different companies in the fields of computer science and marketing. Mr. Ma returned Hong Kong in 1998 and has since been involved in various IT related endeavors. Before joining Titanium Technology in April 2004, he was the general manager for Laurentia Technologies Ltd., a consumer electronics company (February 2003 to March 2004), and he was the director of project management for Ebiz Incubation Co., Ltd. from February 2000 to February 2003. Ebiz Incubation was a Hong Kong private equity fund for incubation and investment in technology-related ventures. From November 1998 to January 2000, he was the assistant marketing manager for Ball Asia Pacific Ltd., a joint venture of Ball Corporation, a publicly-held company based in Broomfield, Colorado. Ball Asia Pacific Ltd. supplies metal beverage containers in the PRC and Hong Kong.



         PROF. STAN LI, CHIEF SCIENTIFIC ADVISOR. Prof. Li has been a Researcher at National Lab of Pattern Recognition (NLPR), Institute of Automation, Chinese Academy of Sciences (CASIA), and the Director of the Center for Biometrics Research and Testing (CBRT) since August 2004. He worked at Microsoft Research Asia (MSRA) as a Researcher from May 2000 to Aug 2004. His role was to lead the MSRA group to develop facial recognition technologies. Prior to that, he was an Associate Professor of Nanyang Technological University, Singapore. His current research interest is in face recognition technologies, biometrics, intelligent surveillance, pattern recognition, and machine learning. Prof. Li has been the Chief Scientific Advisor to Titanium Technology since June 2005. He has published several books, including "Handbook of Face Recognition" (Springer-Verlag, 2004) and "Markov Random Field Modeling in Image Analysis" (Springer-Verlag, 2nd edition in 2001), and over 180 reference papers and book chapters in these areas. He obtained a B.Eng from Hunan University, an M.Eng from National University of Defense Technology, and a PhD. from Surrey University where he also worked as a research fellow. All the degrees are in Electrical and Electronic Engineering. He is a senior member of IEEE and currently serves as editorial board of Pattern Recognition, and program committees of various international conferences.


         MR. HUMPHREY CHEUNG, CHIEF TECHNOLOGY OFFICER AND DIRECTOR. Mr. Cheung has been the Chief Technology Officer of Titanium Technology since July 2001. He received a bachelor's degree in Electronic Engineering from The Chinese University of Hong Kong in 1994 and a master's degree in Manufacturing Engineering from The Hong Kong Polytechnic University in 1998. Mr. Cheung is responsible for overseeing the technical development of all product lines as well as the integration of the technologies into product, systems and platforms into deliverables that will best serve market demands. Prior to founding Titanium Technology, Mr. Cheung worked at the Computer Graphics Laboratory for the Hong Kong Polytechnic University as a research assistant. He was also a co-founder of 303 Company Limited with Dr. Johnny Ng and Mr. Billy Tang, serving as the Chief Technical Officer from April 1999 to March 2001. He has published several papers in the fields of computer graphics, solid modeling, biometrics, and pattern recognition.

         MR. BILLY TANG, CHIEF OPERATION OFFICER AND DIRECTOR. Mr. Tang has been the Chief Operation Officer of Titanium Technology since July 2001 and is responsible for its management and overall operation. He holds Bachelor's degree in Mathematics from the Hong Kong University of Science and Technology. Under his leadership, Titanium Technology has experienced tremendous growth and has increased its employee base to over 30 employees worldwide in just over a year. Prior to co-founding Titanium Technology, he was also a co-founder of 303 Company Limited with Dr. Johnny Ng and Mr. Humphrey Cheung. He served as Chairman of that company from April 1998 to January 2001. Mr. Tang previously was an instrumental member of the research team in the department of Industrial and Systems Engineering of the Hong Kong Polytechnic University from November 1996 to March 1997, where he focused on the research of virtual reality technology. He was a system engineer for Internet Access Hong Kong Limited, one of the largest Internet Service Providers in Hong Kong, from June 1997 to April 1998.


         PATRICK LO, DIRECTOR OF BUSINESS DEVELOPMENT OF TITANIUM TECHNOLOGY. Mr. Lo joined Titanium Technology in May 2003. From January 2001 to March 2003, he worked for Information Security One, a Hong Kong company that distributes security products in China, such as intrusion detection systems, firewalls, and log analysis tools. As the director for enterprise security services, he was responsible for sales operations in Hong Kong and China.



         ERIC WONG, CONSULTANT. Mr. Wong has over 25 years of experience in the areas of production development, sales and marketing in Southeast Asia and Europe. Accordingly, we use Mr. Wong as a consultant. For the past five years, he has been involved primarily as the chairman of BTC Consultant Co., Ltd., a company incorporated in Hong Kong that provides professional consultancy and business services with regard to foreign investment in China. It focuses on assisting multinational companies in obtaining commercial opportunities offered by China's consumer market.


CONFLICTS OF INTEREST


         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. While the officers and directors are engaged in other business activities, we anticipate that such activities will not interfere in any significant fashion with the affairs of our business. Due to the ownership of stock in our company by management, we believe that they are sufficiently motivated to focus primarily on the business of the company. Additionally the employment agreements with members of management state that any and all industrial property rights, including patents, to which they are or may be entitled or which are created as a result of their services under their employment agreements belong to and are the exclusive property of Titanium Technology. The employment agreements also contain a non-compete provision that prohibits them from engaging or being interested in any capacity in any business whose activities are substantially similar to or compete with any of the business activities of Titanium Technology or any of its subsidiaries, being involved in any projects or products handled or produced by Titanium Technology or its subsidiaries, or dealing with any existing customers of Titanium Technology or its subsidiaries.


         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

                             EXECUTIVE COMPENSATION

         The following table sets forth information about the remuneration of our chief executive officers for the last three completed fiscal years.


                           SUMMARY COMPENSATION TABLE
                     AS SHOWN IN UNITED STATES DOLLARS (US$)

-----------------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM COMPENSATION
                                ANNUAL COMPENSATION                ----------------------------------------------------
                                                                            AWARDS              PAYOUTS
                   ----------------------------------------------------------------------------------------------------
                                                         OTHER     RESTRICTED   SECURITIES
    NAME AND                                            ANNUAL        STOCK     UNDERLYING      LTIP        ALL OTHER
    PRINCIPAL                                          COMPENSA-     AWARD(S)     OPTIONS/      PAYOUTS     COMPENSA-
    POSITION        YEAR    SALARY ($)    BONUS ($)    TION ($)        ($)       SARS (#)        ($)        TION ($)
-----------------------------------------------------------------------------------------------------------------------
  Johnny Ng (1)     2002      $17,820       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003      $41,538       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004      $30,512       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------
 Humphrey Cheung    2002      $17,820       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003      $58,974       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004      $51,282       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------
   Billy Tang       2002      $17,820       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003      $58,974       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004      $51,282       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------


                           SUMMARY COMPENSATION TABLE
                       AS SHOWN IN HONG KONG DOLLARS (HK$)
-----------------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM COMPENSATION
                                ANNUAL COMPENSATION                ----------------------------------------------------
                                                                            AWARDS              PAYOUTS
                   ----------------------------------------------------------------------------------------------------
                                                         OTHER     RESTRICTED   SECURITIES
    NAME AND                                            ANNUAL        STOCK     UNDERLYING      LTIP        ALL OTHER
    PRINCIPAL                                          COMPENSA-     AWARD(S)     OPTIONS/      PAYOUTS     COMPENSA-
    POSITION        YEAR    SALARY ($)    BONUS ($)    TION ($)        ($)       SARS (#)        ($)        TION ($)
-----------------------------------------------------------------------------------------------------------------------
  Johnny Ng (1)     2002     $138,996       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003     $323,996       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004     $237,994       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------
 Humphrey Cheung    2002     $138,996       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003     $459,997       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004     $400,000       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------
   Billy Tang       2002     $138,996       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2003     $459,997       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
                    2004     $400,000       $-0-         $-0-         $-0-          -0-         $-0-         $-0-
-----------------------------------------------------------------------------------------------------------------------

-------------------
(1) Mr. Johnny Ng functioned as the Chief Executive Officer from September 2001 to April 2005.

         During the last fiscal year, there were no grants of stock options, stock appreciation rights, benefits under long-term incentive plans or other forms of compensation involving our officers. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

EMPLOYMENT CONTRACTS


         We entered into agreements with our executive officers, Jason Ma, Humphrey Cheung, and Billy Tang as of January 1, 2005. While each of the agreements provides for permanent employment, each agreement may be terminated by either party at any time without cause upon two weeks' notice. In the event of termination, the employee is subject to a 12-month non-competition provision during which he cannot engage in any business that competes with us or deal with any of our existing customers. The agreements provide for monthly salaries of US $2,564 (HK$20,000) for Mr. Ma, US$3,846 (HK$30,000) for Mr. Cheung, and US$3,846
(HK$30,000) for Mr. Tang, with annual salary reviews on January 1 of each year.



         During 2005, there were unpaid salaries to Jason Ma, Humphrey Cheung, and Billy Tang in the amount of $7,692 (HK$60,000) to each person. On June 30, 2005, these three officers agreed to forgive the unpaid salaries due from us through that date in the total amount of $23,076 (HK$180,000).


STOCK OPTION PLAN

         On November 22, 2005, our board of directors approved a stock option plan under which options to purchase up to 5,000,000 shares of common stock may be granted. We anticipate that the plan will provide for the granting of incentive stock options to our employees and non-statutory options to our employees, advisors and consultants.

         The board of directors or the compensation committee of the board would determine the exercise price for each option at the time the option is granted. The exercise price for shares under an incentive stock option would not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price is the closing price per share on the date the option is granted. The committee would also determine when options become exercisable. The term of an option would be no more than ten (10) years from the date of grant. No option would be exercised after the expiration of its term.

         Unless otherwise expressly provided in any option agreement, the unexercised portion of any option granted to an optionee would automatically terminate one year after the date on which the optionee's employment or service is terminated for any reason, other than by reason of cause, voluntary termination of employment or service by the optionee, or the optionee's death. Options would terminate immediately upon the termination of an optionee's employment for cause or 30 days after the voluntary termination of employment or service by the optionee. If an optionee's employment or consulting relationship terminates as a result of his or her death, then all options he or she could have exercised at the date of death, or would have been able to exercise within the following year if the employment or consulting relationship had continued, would be exercisable within the one year period following the optionee's death by his or her estate or by the person who acquired the exercise right by bequest or inheritance.

         Options granted under the plan would not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee, except that a non-statutory stock option would be transferable to a family member or trust for the benefit of a family member if the committee's prior written consent is obtained.

         We anticipate that we will have the right to redeem any shares issued to any optionee upon exercise of the option granted under the plan immediately upon the termination of optionee's employment or service arising from disability, the death of the optionee, the voluntary termination of employment or services of the optionee, or the termination of employment or services of the optionee for cause. The redemption price would be the fair market value of the shares on the date of the event of redemption.

         In the event that our stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option outstanding under the plan, and the exercise price for shares subject to any such outstanding option.

         In the event of a merger in which our shareholders immediately before the merger own 50% or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing options shall automatically convert into options to receive stock of the resulting entity. Unless otherwise expressly provided in any option, the committee in its sole discretion may cancel, effective upon the date of the consummation of any change of control, any option that remains unexercised on such date.

         We anticipate that the plan will authorize the board to amend, alter, suspend, or terminate the plan, or any part thereof, at any time and for any reason. However, the plan would require shareholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable laws. No such action by the board or shareholders would alter or impair any option previously granted under the plan without the written consent of the optionee. The plan would remain in effect until terminated by action of the board or operation of law.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the our common stock, as of the date of this prospectus:

       NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>            NUMBER OF SHARES OWNED            PERCENT OF CLASS (2)<F2>
-------------------------------------------------------------------------------------------------------------------------
Johnny Ng                                                          37,835,000 (3)<F3>                   75.7%
4/F BOCG Insurance Tower
134-136 Des Voeux Road Central
Hong Kong

Golden Mass Technologies Ltd.                                      37,835,000 (3)<F3>                   75.7%
4/F BOCG Insurance Tower
134-136 Des Voeux Road Central
Hong Kong

Humphrey Cheung                                                        0 (3)<F3>                          --
4/F BOCG Insurance Tower
134-136 Des Voeux Road Central
Hong Kong

Billy Tang                                                             0 (3)<F3>                          --
4/F BOCG Insurance Tower
134-136 Des Voeux Road Central
Hong Kong

Jason Ma                                                                 0                                --
4/F BOCG Insurance Tower
134-136 Des Voeux Road Central
Hong Kong

All Directors and Executive Officers As a Group (4                   37,835,000                         75.7%
persons)

--------------------


                                       33

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2> Based on 50,000,000 shares outstanding as of December 5, 2005. Does not give effect to the possible exercise of the Warrants.


(3)<F3> Includes 37,835,000 shares owned by Golden Mass Technologies Ltd., a British Virgin Islands company, as to which Johnny Ng has sole voting and dispositive power through an indirect 51% ownership in Golden Mass. Humphrey Chung and Billy Tang each own 19% of Golden Mass but do not have voting or dispositive power over these shares.


CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

ERICORPS CREATION (HK) LIMITED


         Ericorps Creation (HK) Limited is owned by Eric Wong and his wife, who own indirectly 10.0% of our outstanding shares through their ownership of Golden Mass Technologies Ltd. Ericorps is also one of our distributors of ProAccess FaceOK. The terms that we have with Ericorps are similar to those with other third party distributors. During the years ended December 31, 2004, 2003 and 2002, we sold products and consulting services relating to system development for customized accounting software to Ericorps Creation (HK) Limited in the amounts of US$34,204 (HK$266,791) for products, US$105,874 (HK$825,552) for products, and US$64,102 (HK$500,000) for system development services, respectively.


AMOUNTS DUE FROM RELATED PARTIES


         We have paid for the expenses related to the annual company secretary fee of Golden Mass Technologies Limited ("Golden Mass"), a shareholder that is controlled by, among others, Johnny Ng, Humphrey Cheung, and Billy Tang, who are our officers and directors, since 2002. We paid for these expenses as an accommodation, since Golden Mass does not maintain a bank account in Hong Kong. The amounts paid were US$705 (HK$5,500), US$705 (HK$5,500) and US$782 (HK$6,100)
for the years ended December 31, 2004, 2003 and 2002, respectively. This practice has ceased effective January 1, 2006.



         In addition, we have paid Humphrey Cheung, who then transfers the cash to our subsidiary in the PRC. It takes a considerable time for us to transfer cash to our subsidiary in the PRC through normal banking channels within the PRC. The subsidiary runs a risk of missing payment obligations due to the delay in the receipt of funds. Therefore, management has opted to transfer the cash through a director instead, who hand carries the checks to the subsidiary. By doing so, we insure that the subsidiary will have the cash as and when required. Approximately five business days are saved by transferring funds using this method. The amounts paid to Humphrey Cheung for this purpose were US$110,356 (HK$860,778) and US$59,710 (HK$465,737) during the years ended December 31, 2004 and 2003, respectively.

         The following table sets forth the advances and repayments, as stated in Hong Kong dollars (HK$):

                                                                            Humphrey      Golden Mass           Total
                                                                              Cheung
                                                  Cash     Non-cash              HKD              HKD             HKD
------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 2002                                                                         -                -
Personal expenses paid on behalf                    x                          19,434          6,100           25,534
Unpaid share capital                                          x                     -        360,000          360,000
------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                                                   19,434        366,100          385,534
Loan to director for PRC subsidiary expenses        x                         465,737              -          465,737
Repayment                                           x                         (48,441)             -          (48,441)
Personal expenses paid on behalf                    x                               -          5,500            5,500
------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2003                                                  436,730        371,600          808,330
Loan to director for PRC subsidiary expenses        x                         674,225              -          674,225
Repayment                                           x                         (79,370)             -          (79,370)
Share capital paid up by set-off with                                               -       (360,000)        (360,000)
shareholder's loan                                            x
Personal expenses paid on behalf                    x                               -          5,500            5,500
------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                                1,031,585         17,100        1,048,685
Loan to director for PRC subsidiary expenses        x                         860,778              -          860,778
Other advances                                      x                          30,869              -           30,869
Personal expenses paid on behalf                    x                               -          6,000            6,000
Amount setting off against "Amount due to
related parties"                                              x            (1,649,441)             -       (1,649,441)
Amount setting off against "Shareholders'
Loan"                                                         x              (273,791)       (23,100)        (296,891)
------------------------------------------------------------------------------------------------------------------------

Balance at September 30, 2005                                                       -              -                -
========================================================================================================================


AMOUNTS DUE TO RELATED PARTIES


         In 2003, Johnny Ng, Billy Tang, and Goldford Consultancy Limited ("Goldford") advanced US$37,190 (HK$290,082), to us. In 2004, we repaid the advances from Goldford in full. Johnny Ng and Billy Tang also advanced funds to us and at December 31, 2004, the aggregate amounts of these advances were US$27,025 (HK$210,797). During the nine months ended September 30, 2005, Johnny Ng and Billy Tang loaned us US$198,376 ($1,547,333) and we repaid them US$13,934 (HK$108,689), leaving a balance of US$211,467 (HK$1,649,441). This amount, together with the shareholders' loans, was applied in full against amounts due from related parties.



         The following table sets forth the movement of the amounts due to related parties in Hong Kong dollars (HK$):

                                                  Nine months
                                                     ended
                                                 September 30,                       December 31,
                                                     2005              2004             2003              2002
                                                     (HK$)            (HK$)             (HK$)             (HK$)
                                                -------------------------------------------------------------------
Balance brought forward                          $    210,797     $    290,085      $    194,265     $      4,716
Advances to us during the year                      1,547,333          441,512           632,957          408,404
Repayment by us during the year                      (108,689)        (520,800)         (537,137)        (218,855)
Amount offset against amounts due from
  related parties                                  (1,649,441)               -                 -                -
                                                -------------------------------------------------------------------
Balance carried forward                          $          -     $    210,797      $    290,085     $    194,265
                                                ===================================================================

SHAREHOLDERS LOANS


         In 2003 and 2004, Johnny Ng, Billy Tang, and Humphrey Cheung, through Golden Mass, loaned us US$117,949 (HK$920,000) and US$64,102 (HK$500,000),
respectively, leaving a balance of US$182,051 (HK$1,420,000) owed to them at December 31, 2004. During the nine months ended September 30, 2005, no additional money was loaned. These loans were unsecured, interest-free, and not repayable within the next twelve months. The amount of US$44,479 (HK$346,935), which is US$182,051 (HK$1,420,000) less the US$38,063 (HK$296,891) due from related parties and repayment of US$99,509 (HK$776,174), was contributed to the capital to the company at September 30, 2005.


PERSONAL GUARANTEES


         Billy Tang, Johnny Ng, and Humphrey Cheung personally guaranteed our installment loan from a financial institution in the amount of US$38,462 (HK$300,000). None of these individuals received any remuneration for the guarantee. This loan was repaid in 18 monthly installments of US$2,313 (HK$18,042) in 2005.



                                    TAXATION

         The following is a summary of anticipated material U.S. federal income and British Virgin Islands tax consequences of an investment in our common shares. The summary does not deal with all possible tax consequences relating to an investment in our common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other non-U.S. and non-British Virgin Islands tax laws. Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in the common shares. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change.

UNITED STATES FEDERAL INCOME TAXATION

         The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person, defined as a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source, making an investment in the common shares.

         In addition, the following discussion does not address the tax consequences to a person who holds or will hold, directly or indirectly, 10% or more of our common shares, which we refer to as a "10% Shareholder". Non-U.S. persons and 10% Shareholders are advised to consult their own tax advisors regarding the tax considerations incident to an investment in our common shares.

         A U.S. investor receiving a distribution of our common shares will be required to include such distribution in gross income as a taxable dividend, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax law. Any distributions in excess of our earnings and profits will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. investor's adjusted tax basis in our common shares, and then as gain from the sale or exchange of a capital asset, provided that our common shares constitutes a capital asset in the hands of the U.S. investor. U.S. corporate shareholders will not be entitled to any deduction for distributions received as dividends on our common shares.

          Gain or loss on the sale or exchange of our common shares will be treated as capital gain or loss if our common shares are held as a capital asset by the U.S. investor. Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held our common shares for more than one year at the time of the sale or exchange.

         A holder of common shares may be subject to "backup withholding" at the rate of 28% with respect to dividends paid on our common shares if the dividends are paid by a paying agent, broker or other intermediary in the

United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of common shares may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

         Backup withholding may be avoided by the holder of Common Shares if such holder:
             o    is a corporation or comes within other exempt categories; or

             o provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

         In addition, holders of common shares who are not U.S. persons are generally exempt from backup withholding, although they may be required to comply with certification and identification procedures in order to prove their exemption.

         Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the holder's U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund or, in the case of non-U.S. holders, an income tax return in order to claim refunds of withheld amounts.

BRITISH VIRGIN ISLANDS TAXATION

         Under the International Business Companies Act of the British Virgin Islands as currently in effect, a holder of common shares who is not a resident of British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the common shares and holders of common shares are not liable for British Virgin Islands income tax on gains realized during that year on any sale or disposal of the shares. The British Virgin Islands does not currently impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

         There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the International Business Companies Act. In addition, the common shares are not subject to transfer taxes, stamp duties or similar charges.

         There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.


                            DESCRIPTION OF SECURITIES


         We were registered in the British Virgin Islands on May 17, 2004 as a British Virgin Islands International Business Company, number 597079. Our charter documents consist of our Memorandum of Association and our Articles of Association. The Memorandum of Association loosely resembles the Articles of Incorporation of a United States corporation and the Articles of Association loosely resembles the bylaws of a United States corporation. Our Memorandum of Association provides that we any engage in any act or activity which is not prohibited by any laws of the British Virgin Islands. We are authorized to issue 100,000,000 shares of common stock, with a par value of US$0.01 per share. As of the date of this prospectus, we had 50,000,000 outstanding shares of common stock. All of our outstanding shares are fully paid and non-assessable.


         A brief description of our Memorandum of Association and Articles of Association follows, including a summary of material differences between the corporate statutes of the United States, using Delaware as an example, and those of the British Virgin Islands. This description and summary does not purport to be complete and does not address all differences between United States and British Virgin Islands corporate statutes. Copies of our Memorandum of Association and Articles of Association have been filed as exhibits to our registration statement on Form S-1 and readers are urged to review these exhibits in their entirety for a complete understanding of the provisions of our charter documents.

                                        BRITISH VIRGIN ISLANDS                             DELAWARE
                              =========================================   =============================================
Voting rights                 The holders of ordinary shares are          The holders of common stock are entitled
                              entitled to one vote for each share held    to one vote for each share held of record
                              of record on all matters submitted to the   on all matters submitted to a vote of
                              stockholders.  Cumulative voting is not     stockholders.  Cumulative voting is
                              allowed; hence, the holders of a majority   allowed if permitted in the certificate of
                              of the outstanding common stock can elect   incorporation.
                              all directors.

Preemptive rights             Holders of ordinary shares have no          Holders of common stock have no preemptive
                              preemptive rights.                          rights.

Dividend rights               Holders of common stock are entitled to     The directors of a corporation, subject to
                              receive such dividends as may be declared   any restrictions contained in its
                              by the Board of Directors out of funds      certificate of incorporation, may declare
                              legally available for dividends.  All       and pay dividends upon shares of its
                              outstanding common shares have the same     capital stock, either out of its surplus,
                              rights with regard to dividends and         as defined in the Delaware General
                              distributions upon our liquidation, which   Corporation Law, or out of its net profits
                              is to share pro rata in any distribution    for the fiscal year in which the dividend
                              of our assets after payment of              is declared and/or the preceding fiscal
                              liabilities.  Our Board of Directors is     year.  If the capital of the corporation
                              not obligated to declare a dividend and     shall be diminished by depreciation in the
                              it is not anticipated that dividends will   value of its property or by losses or
                              ever be paid.  All dividends unclaimed      otherwise, to an amount less than the
                              for three years after having been           aggregate amount of the capital
                              declared may be forfeited by resolution     represented by the issued and outstanding
                              of the directors for our benefit.           stock of all classes having a preference
                                                                          upon the distribution of assets, the directors
                                                                          shall not declare and pay out of net profits
                                                                          any dividends upon any shares of any classes of
                                                                          capital stock until the deficiency in the amount
                                                                          of capital represented by the issued and
                                                                          outstanding stock of all classes having a
                                                                          preference upon the distribution of assets
                                                                          shall have been repaired.

Redemption of shares          We may redeem any of our own shares for     A Delaware corporation may redeem its own
                              fair value.  However, no purchase,          shares, except that it may not redeem
                              redemption or other acquisition of shares   shares for cash or other property when the
                              can be made unless out of surplus (as       capital of the corporation is impaired or
                              defined by the International Business       when such redemption would cause any
                              Companies Act) and unless the directors     impairment of the capital of the
                              determine that immediately after the        corporation.
                              purchase, redemption or other acquisition
                              we will be able to satisfy our
                              liabilities as they become due in the
                              ordinary course of business, and the
                              realizable value of our assets will not
                              be less than the sum of our total
                              liabilities and capital.  In the absence
                              of fraud, the decision of the directors
                              as to the realizable value of our assets
                              is conclusive, unless a question of law
                              is involved.



                                       38

                                        BRITISH VIRGIN ISLANDS                             DELAWARE
                              =========================================   =============================================
Annual meeting of             British Virgin Islands law does not         Delaware law requires annual meetings of
stockholders                  require an international business company   stockholders.
                              to have an annual meeting.

Special meeting of            Under British Virgin Islands law, unless    Under Delaware law, a special meeting of
stockholders                  otherwise provided by a company's           stockholders may be called by the board of
                              memorandum of association or articles of    directors or any other person authorized
                              association, special meetings of            to do so in the certificate of
                              stockholders may be called by the           incorporation or bylaws.
                              directors at any time.

                              Under British Virgin Islands law,
                              directors are required to call meetings
                              upon a written request from the
                              stockholders holding more than 50% of
                              the outstanding voting shares, unless
                              the memorandum of association or articles of association provide for a lesser percentage.

Action by written consent     Under British Virgin Islands law, unless    Under Delaware law, unless otherwise
in lieu of a stockholders'    otherwise provided by a company's           provided in the certificate of
meeting                       memorandum of association or articles of    incorporation, stockholders may take
                              association, stockholders may take action   action by written consent in lieu of
                              by written consent in lieu of voting at a   voting at a stockholders meeting.
                              stockholders' meeting.

Record date for determining   Under British Virgin Islands law, the       Under Delaware law, the record date for
stockholders and notice of    directors of a company may fix the date     determining stockholders of record at
a meeting                     notice is given of a meeting as the         meeting is a date fixed by the directors
                              record date for determining those shares    that is not more than 60 days nor less
                              that are entitled to vote at the            than 10days before such meeting.
                              meeting.
                                                                          Written notice of all meetings of
                              The company's articles of association       stockholders, stating the time, place and
                              provide that written notice of all          date thereof, shall be given no less than
                              meetings of stockholders, stating the       10 nor more than 60 days before the date
                              place, date, time and general nature of     on which the meeting is to be held to each
                              the business to be conducted shall be       stockholders entitled to vote at such
                              given at least 7 days before the date of    meeting.
                              the proposed meeting to those persons
                              whose names appear as stockholders in the
                              share register of the company on the date
                              of the notice and are entitled to vote at
                              the meeting.  However, in general a
                              meeting of stockholders may be called on
                              shorter notice if at least 60% of the
                              total number of shares entitled to vote
                              on all matters to be considered at the
                              meeting waive the right to notice.

                              The inadvertent failure of the directors to give notice of a meeting to a stockholder or the fact that a stockholder has not received the notice does not invalidate the meeting.


                                       39

                                        BRITISH VIRGIN ISLANDS                             DELAWARE
                              =========================================   =============================================
Number of directors           Our Articles of Association provide that    The board of directors shall consist of
                              our board of directors will consist of      one or more members, each of whom shall be
                              not less than one nor more than 20          a natural person.  The number of directors
                              directors.  Directors may be natural        shall be fixed by, or in the manner
                              persons or companies, in which event the    provided in, the bylaws.
                              company may designate a person as its
                              representative as a director.

Classified board of           Under British Virgin Islands law, a         Delaware law provides that a corporation's
directors                     company's board of directors may be         board of directors may be divided into
                              divided into various classes with           three classes with staggered terms of
                              staggered terms of office.                  office.

                              The company's articles of association       Directors are to be elected at each annual
                              provide that directors may be elected by    stockholders' meeting to hold office until
                              the stockholders or the existing            the next annual meeting.
                              directors for such term as the members
                              of the directors may determine.

Removal of directors          The company's articles of association       Under Delaware law, any director or the
                              provide that a director shall vacate        entire board of directors may be removed,
                              office if the director (a) is removed by    with or without cause, by the holders of a
                              a resolution of the stockholders or         majority of the shares then entitled to
                              directors; (b) becomes bankrupt or makes    vote at an election of directors.
                              any arrangement or composition with his
                              creditors generally; (c) becomes of
                              unsound mind or of such infirm health as
                              to be incapable of managing his affairs;
                              or (d) resigns.

Board of director vacancies   The company's articles of association       Under Delaware law, vacancies and newly
                              provide that any vacancy on the board of    created directorships may be filled by a
                              directors may be filled either by the       majority of the directors then in office,
                              stockholders or by the remaining            even though less than a quorum, unless
                              directors.                                  otherwise provided in the certificate of
                                                                          incorporation or bylaws.



                                       40

                                        BRITISH VIRGIN ISLANDS                             DELAWARE
                              =========================================   =============================================

Limitation of liability of    The company's articles of association       The certificate of incorporation may
directors                     provide that no director shall be liable    provide that, to the fullest extent
                              for any loss, damage or misfortune that     permitted by Delaware law, no director
                              may happen to, or be incurred by the        shall be personally liable to the
                              company in the execution of the duties of   corporation or its stockholders for
                              his office or in relation thereto.          monetary damages for any breach of
                                                                          fiduciary duty by such director as a
                              British Virgin Islands law, however, sets   director.
                              the standard of care expected from every
                              director in performing his functions, as    Under Delaware law, a corporation may not
                              requiring that he act honestly and in       eliminate monetary liability for (a)
                              good faith with a view to the best          breaches of the director's duty of loyalty
                              interests of the company and exercise the   to the corporation or its stockholders;
                              care, diligence and skill that a            (b) acts or omissions not in good faith or
                              reasonably prudent person would exercise    involving intentional misconduct or a
                              in comparable circumstances.  No            knowing violation of law; (c) unlawful
                              provision in the company's memorandum or    dividends, stock repurchases or
                              articles of association or in any           redemptions; or (d) transactions from
                              agreement entered into by the company       which the director received an improper
                              relieves a director from the duty to act    personal benefit.  Such provisions for the
                              in accordance with the memorandum or        limitation of liability may not limit a
                              articles of association or from any         director's liability for violation of, or
                              personal liability arising from his         otherwise relieve directors from, the
                              management of the business and affairs of   necessity of complying with federal or
                              the company.                                state securities laws, or affect the
                                                                          availability of nonmonetary remedies such
                              It should be noted, therefore, that in      as injunctive relief or rescission.
                              addition to the statutory standard of
                              care imposed on directors, they are also
                              bound by the usual common law duty of
                              care in relation to the exercise of their
                              powers as directors.

Indemnification               The articles of association provide that    A corporation may indemnify present and
                              every director or officer of the company    former directors or officers of a
                              shall be entitled to be indemnified         corporation for any expenses, liability
                              against all losses or liabilities which     and loss incurred in connection with any
                              he may sustain or incur in or about the     action, suit, or proceeding, whether civil
                              execution of his duties of his office or    or criminal, administrative or
                              otherwise in relation thereto.              investigative that such person was or is
                                                                          made a party to or is threatened to be
                              Such indemnity is subject to the            made a party to by reason of the fact that
                              limitations that a BVI company may only     such person was serving (during his or her
                              indemnify a person if the person acted      tenure as director and/or officer of the
                              honestly and in good faith with a view to   corporation) at the request of the
                              the best interests of the company and, in   corporation as a director, officer,
                              the case of criminal proceedings, the       employee or agent of another corporation
                              person had no reasonable cause to believe   or entity.  The director or officer is
                              that his conduct was unlawful.  The         indemnified and held harmless for all
                              decision of the directors as to whether     expenses, liability and loss, including
                              the person acted appropriately is, in the   attorneys' fees, judgments, fines, ERISA
                              absence of fraud, sufficient.               excise taxes or penalties and amounts paid
                                                                          or to be paid in settlement reasonably
                                                                          incurred in connection with such proceeding.
                                                                          Such officer or director is entitled to be paid
                                                                          by the corporation for expenses incurred in
                                                                          defending any such

                                       41


                                        BRITISH VIRGIN ISLANDS                             DELAWARE
                              =========================================   =============================================


                                                                          action in advance of its final disposition.
                                                                          The director or officer must, as a condition
                                                                          to such advancement, provide to the corporation
                                                                          a written undertaking that if a court determines
                                                                          that the director or officer is not entitled
                                                                          to indemnification by the corporation, then
                                                                          the director or officer shall repay to the
                                                                          corporation all amounts so advanced. The
                                                                          corporation may maintain directors' and
                                                                          officers' liability insurance.

Amendment of corporate        Amendments to the memorandum and articles   Amendments to the certificate of
documents (including an       of association may be made by resolution    incorporation may be made by resolution of
increase in the authorized    of stockholders OR directors. If the        the board of directors followed by the
capital stock)                amendment is to be approved at a meeting    approval of the holders of a majority of
                              of stockholders or directors, the           the shares of common stock then
                              affirmative vote of a simple majority is    outstanding.
                              required - i.e., there must be more votes
                              in favor of the amendment than against      The bylaws may be amended or repealed by
                              it.  If the amendment to be approved by     the board of directors or by the
                              consent in writing, the affirmative vote    stockholders.
                              of the holders of a majority of the
                              shares entitled to vote or a majority of
                              the directors is required.

Designation and issuance of   The company's Articles of Association       If authorized to do so in the certificate
preferred stock               provide that any share may be issued with   of incorporation, the board of directors
                              such preferred, deferred, or other          may adopt a resolution providing for such
                              special rights, or such restrictions,       voting powers, designations, preferences
                              whether in regard to dividend, voting,      and relative, participating, optional or
                              return of capital or otherwise, as the      other special rights, and qualifications,
                              directors may from time to time determine.  limitations or restrictions as it may determine.

Stockholder votes on          Under British Virgin Islands law, the       Under Delaware law, the vote of a majority
certain transactions          vote of a majority of the votes cast is     of the outstanding shares of capital stock
                              generally required to approve each of the   entitled to vote is generally required to
                              following transactions:  (a) a merger or    approve each of the following
                              other reorganization; (b) a sale of         transactions:  (a) a merger or other
                              substantially all of the assets of a        reorganization; (b) a sale of
                              corporation; and (c) a voluntary            substantially all of the assets of a
                              dissolution of the corporation.             corporation; and (c) a voluntary
                                                                          dissolution of the corporation.


         British Virgin Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.

         While British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors derivatively, that is, in the name of, and for the benefit of, our company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the US.

         As in most US jurisdictions, the board of directors of a British Virgin Islands company is charged with the management of the affairs of the company. In most US jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.

         Under British Virgin Islands law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

WARRANTS


         In connection with our private placement of Units, we issued common stock purchase warrants. The warrants give the holders the right to purchase from us, until June 30, 2008, an aggregate of 3,000,000 shares of our common stock for US$0.50 per share. Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of stock dividends, stock splits, stock combinations and any other similar transactions. The warrants also give the holders the right to any additional rights, including those obtained through the consolidation, merger or sale of assets of the company or a similar transaction, that are granted, issued or sold to our shareholders as if the holders had held the number of shares of common stock acquirable upon the complete exercise of the warrants at the time such rights become available to the shareholders.



         Each warrant is redeemable at US$0.001 per warrant if the common stock is then listed on a recognized stock exchange or trading at US$1.00 per share for 20 consecutive trading days.


TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company, Inc. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401, and its telephone number is (303) 262-0600.


                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of 9,956,000 shares of common stock held by existing shareholders. We are registering the shares in order to permit the selling shareholders to offer the shares of common stock for resale from time to time. The selling shareholders have not had any material relationship with us within the past three years.

         The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by the selling shareholders. The second column lists the number of shares of common stock held. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.


         Except for the last four shareholders listed it the table, all of the shareholders purchased units from the company, each unit consisting of one share of common stock and one common stock purchase warrant, in a private placement from July 2005 to August 2005, at a price of US$0.20 per unit. We relied upon the exemption from registration contained in Rule 506 of Regulation D, as the investors were accredited investors. We agreed to register the shares for resale.


         DeCh'in Strategic Consulting LLC received its from Golden Mass Technologies Ltd. in consideration for services rendered in April 2005. Li Kai Chi, Ma Kit Ying, Ada, and Lam Wai Keung had been shareholders of Golden Mass Technologies Ltd. but opted to receive their ownership in the company directly, as opposed to holding an indirect ownership interest through Golden Mass. They received their shares in March 2005.


                                                                                                  OWNERSHIP AFTER OFFERING
                                                                                                  --------------------------
                                                               NUMBER OF
                                                                SHARES               SHARES
                                                             BENEFICIALLY         REGISTERED FOR    NUMBER OF
NAME OF SELLING SHAREHOLDER                                    OWNED (1)<F1>      RESALE (2)<F2>  SHARES (3)<F3>   PERCENT
                                                               ---------           ----------      ----------      --------
George Lucas Adamson                                             50,000 (2)<F2>           25,000        25,000      (4)<F4>
Lori Kay Allred                                                  20,000 (2)<F2>           10,000        10,000      (4)<F4>
William Ambrose                                                 150,000 (2)<F2>           75,000        75,000      (4)<F4>
Lloyd Banks and Vera Banks                                       100,000(2)<F2>           50,000        50,000      (4)<F4>
Richard Bush-Luna and Cyndi Bush-Luna                            25,000 (2)<F2>           12,500        12,500      (4)<F4>
Howard S. Carney                                                100,000 (2)<F2>           50,000        50,000      (4)<F4>
Chan Ho Wah Terence                                             100,000 (2)<F2>           50,000        50,000      (4)<F4>
Linda A Chandler and Bradley Scott Chandler                      10,000 (2)<F2>            5,000         5,000      (4)<F4>
Cheng Chui Yee Bonnie                                            20,000 (2)<F2>           10,000        10,000      (4)<F4>
Chin Cheung                                                     100,000 (2)<F2>           50,000        50,000      (4)<F4>
Devries Properties (5)<F5>                                       30,000 (2)<F2>           15,000        15,000      (4)<F4>
Laura Dichter                                                    25,000 (2)<F2>           12,500        12,500      (4)<F4>
John Diepersloot Trust (6)<F6>                                   37,000 (2)<F2>           18,500        18,500      (4)<F4>
Heather Evans                                                   108,000 (2)<F2>           54,000        54,000      (4)<F4>
Brent Alan Fedrizzi                                              10,000 (2)<F2>            5,000         5,000      (4)<F4>
Jeffrey W. Felton                                               100,000 (2)<F2>           50,000        50,000      (4)<F4>
Lilian Fong                                                     300,000 (2)<F2>          150,000       150,000      (4)<F4>
Michael D. Forti and Thomas A. Forti                             50,000 (2)<F2>           25,000        25,000      (4)<F4>
Thomas A. Forti                                                 200,000 (2)<F2>          100,000       100,000      (4)<F4>
Dirk Blair Freeman II                                            50,000 (2)<F2>           25,000        25,000      (4)<F4>
Clifford E. Godfrey                                              20,000 (2)<F2>           10,000        10,000      (4)<F4>
Goh Choo Hwee                                                    10,000 (2)<F2>            5,000         5,000      (4)<F4>
Arnold Goldblatt                                                 20,000 (2)<F2>           10,000        10,000      (4)<F4>
Martin Gross                                                     10,000 (2)<F2>            5,000         5,000      (4)<F4>
Jacquie Hallenbeck                                              100,000 (2)<F2>           50,000        50,000      (4)<F4>
Sarah S. Haney (7)<F7>                                           50,000 (2)<F2>           25,000        25,000      (4)<F4>
Robert Hardaway                                                  10,000 (2)<F2>            5,000         5,000      (4)<F4>
Randy and Carol Heller (8)<F8>                                   30,000 (2)<F2>           15,000        15,000      (4)<F4>
Ryan B. Heller and Marlana Heller (8)<F8>                        15,000 (2)<F2>            7,500         7,500      (4)<F4>
Adrian Hernandez and Tracy Hernandez                            250,000 (2)<F2>          125,000       125,000      (4)<F4>
Annie S. Hinson and Bob Hinson (9)<F9>                          250,000 (2)<F2>          125,000       125,000      (4)<F4>
Paul E. Hinson (9)<F9>                                           50,000 (2)<F2>           25,000        25,000      (4)<F4>
Robert S. and Michele B. Hinson (9)<F9>                          50,000 (2)<F2>           25,000        25,000      (4)<F4>
J Paul Consulting (10)<F10>                                     500,000 (2)<F2>          250,000       250,000      (4)<F4>
Mike G. Jackson                                                 250,000 (2)<F2>          125,000       125,000      (4)<F4>
Kevin Jenkins                                                   130,000 (2)<F2>           65,000        65,000      (4)<F4>
Richard H. Kelly                                                 50,000 (2)<F2>           25,000        25,000      (4)<F4>
John D. Kucera                                                   50,000 (2)<F2>           25,000        25,000      (4)<F4>
Lai To Yue Linda                                                 50,000 (2)<F2>           25,000        25,000      (4)<F4>
Lam Kwan                                                         10,000 (2)<F2>            5,000         5,000      (4)<F4>
Lam Sheung Ching Larry                                           20,000 (2)<F2>           10,000        10,000      (4)<F4>
Lee Wing Hong Bruce                                             200,000 (2)<F2>          100,000       100,000      (4)<F4>
Lee Yau Chuen Jacko                                             200,000 (2)<F2>          100,000       100,000      (4)<F4>
Myron Leon Trust (11)<F11>                                      125,000 (2)<F2>           62,500        62,500      (4)<F4>


                                       44


                                                                                                  OWNERSHIP AFTER OFFERING
                                                                                                  --------------------------
                                                               NUMBER OF
                                                                SHARES               SHARES
                                                             BENEFICIALLY         REGISTERED FOR    NUMBER OF
NAME OF SELLING SHAREHOLDER                                    OWNED (1)<F1>      RESALE (2)<F2>  SHARES (3)<F3>   PERCENT
                                                               ---------           ----------      ----------      --------
Catherine Leung                                                 100,000 (2)<F2>           50,000        50,000      (4)<F4>
Stella S.F. Liu Trust (12)<F12>                                 125,000 (2)<F2>           62,500        62,500      (4)<F4>
Jay Lutsky                                                       10,000 (2)<F2>            5,000         5,000      (4)<F4>
Thomas E. Manoogian                                              50,000 (2)<F2>           25,000        25,000      (4)<F4>
Chris J. Martinez                                                20,000 (2)<F2>           10,000        10,000      (4)<F4>
Deborah A. Melnick (13)<F13>                                     50,000 (2)<F2>           25,000        25,000      (4)<F4>
Jeffrey C. Melnick (13)<F13>                                     50,000 (2)<F2>           25,000        25,000      (4)<F4>
Robert A. Melnick (13)<F13>                                      50,000 (2)<F2>           25,000        25,000      (4)<F4>
John J. Murphy and Paula B. Murphy                               10,000 (2)<F2>            5,000         5,000      (4)<F4>
Steven F. Neira                                                  10,000 (2)<F2>            5,000         5,000      (4)<F4>
Robert M. Nieder                                                200,000 (2)<F2>          100,000       100,000      (4)<F4>
Ponderosa Investment Partners Inc. (14)<F14>                     50,000 (2)<F2>           25,000        25,000      (4)<F4>
Edward H. Price, Inc. PS Plan (15)<F15>                         100,000 (2)<F2>           50,000        50,000      (4)<F4>
Seth D. Rankin                                                   30,000 (2)<F2>           15,000        15,000      (4)<F4>
David J. Schanin                                                 50,000 (2)<F2>           25,000        25,000      (4)<F4>
Mike M. Schizas and Linda K. Schizas                             20,000 (2)<F2>           10,000        10,000      (4)<F4>
Andrew J. Schlauch and Kimberly L. Schlauch                      20,000 (2)<F2>           10,000        10,000      (4)<F4>
John Schoenauer                                                  50,000 (2)<F2>           25,000        25,000      (4)<F4>
William Secor                                                   100,000 (2)<F2>           50,000        50,000      (4)<F4>
The Irrevocable Seven Oaks Trust (16)<F16>                      150,000 (2)<F2>           75,000        75,000      (4)<F4>
H. Howland Silleck (7)<F7>                                       50,000 (2)<F2>           25,000        25,000      (4)<F4>
Silleck Investments, LLC (7)<F7>                                100,000 (2)<F3>           50,000        50,000      (4)<F4>
David  Simas and Jeanne Simas (17)<F17>                         100,000 (2)<F2>           50,000        50,000      (4)<F4>
David Simas FBO Kasey Simas (17)<F17>                            20,000 (2)<F2>           10,000        10,000      (4)<F4>
Kyle P. Simas and David L. Simas (17)<F17>                       20,000 (2)<F2>           10,000        10,000      (4)<F4>
Donald Strasburg                                                 10,000 (2)<F2>            5,000         5,000      (4)<F4>
Scott R Takeda                                                   20,000 (2)<F2>           10,000        10,000      (4)<F4>
Billy B Ray Tam                                                  20,000 (2)<F2>           10,000        10,000      (4)<F4>
Roger Wasserman                                                 100,000 (2)<F2>           50,000        50,000      (4)<F4>
Jeremy Watada                                                    10,000 (2)<F2>            5,000         5,000      (4)<F4>
Charles Wong                                                     70,000 (2)<F2>           35,000        35,000      (4)<F4>
Yau Kam Wing Anthony                                            200,000 (2)<F2>          100,000       100,000      (4)<F4>
DeCh'in Strategic Consulting LLC (18)<F18>                     1,457,000               1,457,000           -0-      --
Li Kai Chi                                                     1,833,000               1,833,000           -0-      --
Ma Kit Ying, Ada                                               1,833,000               1,833,000           -0-      --
Lam Wai Keung                                                  1,833,000               1,833,000           -0-      --

-------------------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2>  Does not include shares underlying warrants.

(3)<F3> Includes shares underlying warrants which entitle the holder to purchase common shares through June 30, 2008.

(4)<F4>  Less than 1%.



                                       45


(5)<F5> Dale D. DeVries exercises voting and/or dispositive powers over these securities.

(6)<F6> John Diepersloot exercises voting and/or dispositive powers over these securities.


(7)<F7> Sarah S. Haney and H. Howland Silleck are the adult children of R. Haydn Silleck. R. Haydn Silleck exercises voting and/or dispositive powers over the securities held in the name of Silleck Investments, LLC.

(8)<F8>  Ryan B. Heller is the adult child of Randy and Carol Heller.

(9)<F9> Paul E. Hinson and Robert S. Hinson are the adult children of Annie S. Hinson and Bob Hinson.

(10)<F10>Jeff Ploen exercises voting and/or dispositive powers over these securities.

(11)<F11>Myron Leon exercises voting and/or dispositive powers over these securities.

(12)<F12>Stella S.F. Liu exercises voting and/or dispositive powers over these securities.

(13)<F13>Jeffrey C. Melnick and Robert A. Melnick are the adult children of Deborah A. Melnick.

(14)<F14>Cory Coppage exercises voting and/or dispositive powers over these securities.

(15)<F15>Edward H. Price exercises voting and/or dispositive powers over these securities. He is an affiliates of a registered broker-dealer and is an underwriter with respect to the shares being offered on behalf of Edward H. Price, Inc. PS Plan. This shareholder acquired the securities in the ordinary course of business and did not have any agreements or understandings with any person to distribute the securities at the time of purchase.

(16)<F16>David H. Jackson exercises voting and/or dispositive powers over these securities.

(17)<F17>Kyle P. Simas and David L. Simas are the adult children of David Simas and Jeanne Simas. Kasey Simas is the minor child of David Simas and Jeanne Simas.

(18)<F18>Randy J. Sasaki exercises voting and/or dispositive powers over these securities.


                              PLAN OF DISTRIBUTION

         The selling shareholders may sell some or all of their shares of common stock in one or more transactions, including block transactions:

    o on such public markets or exchanges as the common stock may from time to time be trading;
    o    in privately negotiated transactions;
    o    through the writing of options on the common stock;
    o    in short sales; or
    o    in any combination of these methods of distribution.


         The selling shareholders have set an offering price of US$0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


         The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

         In the event of the transfer by the selling shareholders of their shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling shareholder who has transferred his shares.

         The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholder or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

         If, after the date of this prospectus, a selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.


         We are bearing all costs relating to the registration of the common stock, which are estimated at US$105,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


         We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the NASD OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD OTC Bulletin Board.

         We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In order for us to continue with our business plan, we will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

         The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and may, among other things:

    o Not engage in any stabilization activities in connection with our common stock;
    o Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
    o Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                  LEGAL MATTERS

         Stevenson, Wong & Co., has given an opinion on the validity of the securities.

                                     EXPERTS

         We have included the financial statements of the company as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, in reliance upon the report of Zhong Yi (Hong Kong) C.P.A. Company Limited, an independent registered public accounting firm, to the extent and for the periods indicated in their report also incorporated by reference, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

         You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.


                             REPORTS TO STOCKHOLDERS

         As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Consolidated Financial Statements - Nine Months Ended September 30, 2005 and 2004

     Consolidated Balance Sheet
         September 30, 2005 (Unaudited) ....................................F-1

     Consolidated Statements of Income (Unaudited)
         Nine Months Ended September 30, 2005 and 2004......................F-2

     Consolidated Statements of Cash Flows (Unaudited)
         Nine Months Ended September 30, 2005 and 2004......................F-3

     Notes to Consolidated Financial Statements (Unaudited).................F-4

Financial Statements - Years Ended December 31, 2004, 2003 and 2002

     Report of Independent Registered Public Accounting Firm ...............FF-1

     Consolidated Balance Sheets
         December 31, 2004, 2003 and 2002...................................FF-2

     Consolidated Statement of Income
         Years Ended December 31, 2004, 2003 and 2002.......................FF-4

     Consolidated Statement of Stockholders' Equity
         Years Ended December 31, 2004, 2003 and 2002.......................FF-6

     Consolidated Statements of Cash Flows
         Years Ended December 31, 2004, 2003 and 2002.......................FF-7

     Notes to Consolidated Financial Statements.............................FF-9

                   Titanium Group Limited and its Subsidiaries
                           Consolidated Balance Sheet
                            As of September 30, 2005
           (Original currency expressed in Hong Kong Dollars ("HK$"))
                                   (Unaudited)

                                                                                       2005                   2005
                                                                                -----------------      -----------------
                                                                                        US$                    HK$
                                    ASSETS
Current assets:
  Cash and cash equivalents                                                     $        424,541       $      3,311,418
  Accounts receivable, trade                                                             692,859              5,404,298
  Deposits                                                                                41,607                324,534
                                                                                -----------------      -----------------
      Total current assets                                                             1,159,007              9,040,250
                                                                                -----------------      -----------------
Property and equipment, at cost, net of accumulated depreciation
  Cost                                                                                   140,806              1,098,293
  Accumulated depreciation                                                               (38,082)              (297,036)
                                                                                -----------------      -----------------
                                                                                         102,724                801,257
                                                                                -----------------      -----------------
Intangible assets                                                                        266,728              2,080,475
                                                                                -----------------      -----------------
Total assets                                                                    $      1,528,459       $     11,921,982
                                                                                =================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                                                $         98,976       $        772,010
  Accounts payable, trade                                                                346,345              2,701,491
  Taxes payable                                                                           38,164                297,683
                                                                                -----------------      -----------------
      Total current liabilities                                                          483,485              3,771,184
                                                                                -----------------      -----------------

Stockholders' equity:
 Common stock, US$0.01 (HK$0.078) par value,
   100,000,000 shares authorized, 50,000,000 shares
   issued and outstanding                                                                500,000              3,900,000
 Additional paid-in capital                                                              129,478              1,009,935
 Retained earnings                                                                       415,496              3,240,863
                                                                                -----------------      -----------------
                                                                                       1,044,974              8,150,798
                                                                                -----------------      -----------------
                                                                                $      1,528,459       $     11,921,982
                                                                                =================      =================


     See accompanying notes to unaudited consolidated financial statements.

                   Titanium Group Limited and its Subsidiaries
                        Consolidated Statements of Income
                    Nine Months Ended September 30, 2005 and
         2004 (Original currency expressed in Hong Kong Dollars ("HK$"))
                                   (Unaudited)

                                                              2005            2005              2004
                                                        --------------   --------------    --------------
                                                               US$             HK$               HK$

Revenue - Projects
          Products                                      $     728,197    $   5,679,936     $   2,310,324
          Services                                            446,971        3,486,376           978,064
                                                        --------------   --------------    --------------
                                                            1,175,168        9,166,312         3,288,388
        - Maintenance                                          95,841          747,557           563,980
                                                        --------------   --------------    --------------
                                                            1,271,009        9,913,869         3,852,368
                                                        --------------   --------------    --------------
Cost of sales - Projects
                Products                                      168,301        1,312,749         1,607,009
                Services                                      620,235        4,837,831           671,189
                                                        --------------   --------------    --------------
                                                              788,536        6,150,580         2,278,198
              - Maintenance                                       -                -                 -
                                                        --------------   --------------    --------------
                                                              788,536        6,150,580         2,278,198
                                                        --------------   --------------    --------------

Gross profit                                                  482,473        3,763,289         1,574,170
                                                        --------------   --------------    --------------
Selling, general and administrative expenses                  454,272        3,543,321         2,060,975
                                                        --------------   --------------    --------------
                                                              454,272        3,543,321         2,060,975
                                                        --------------   --------------    --------------
Income (loss) from operations                                  28,201          219,968          (486,805)
                                                        --------------   --------------    --------------
Other income (expense):
  Other income                                                 70,982          553,660         1,078,706
  Interest expense                                             (1,269)         (9,897)           (12,405)
                                                        --------------   --------------    --------------
                                                               69,713          543,763         1,066,301
                                                        --------------   --------------    --------------
Income before provision for income taxes
   and minority interest                                       97,914          763,731           579,496
Income tax                                                     21,177          165,183               -
                                                        --------------   --------------    --------------

Income before minority interest                                76,737          598,548           579,496
Minority interest                                                 -                -             (21,653)
                                                        --------------   --------------    --------------
Net income                                              $      76,737    $     598,548     $     601,149
                                                        ==============   ==============    ==============
Per share information:

Basic and diluted income (loss)
  per common share                                      $      0.0016    $      0.0126     $      0.0128
                                                        ==============   ==============    ==============
Weighted average shares outstanding
   basic and fully diluted                                 47,666,667       47,666,667        47,000,000
                                                        ==============   ==============    ==============

Net income                                              $      76,737    $     598,548     $     601,149
Other comprehensive income (loss)
   Effect of foreign currency transactions                       (189)          (1,477)           (1,727)
                                                        --------------   --------------    --------------
Comprehensive income                                    $      76,548    $     597,071     $     599,422
                                                        ==============   ==============    ==============


     See accompanying notes to unaudited consolidated financial statements.

                   Titanium Group Limited and its Subsidiaries
                      Consolidated Statement of Cash Flows
                  Nine Months Ended September 30, 2005 and 2004
           (Original currency expressed in Hong Kong Dollars ("HK$"))
                                   (Unaudited)

                                                                    2005               2005               2004
                                                                   ------             ------             ------
                                                                     USD                HK$                HK$

Net cash (used in) provided by operating activities          $      (56,388)     $    (440,117)      $   1,178,065


Cash flows from investing activities:
  Acquisition of intangible assets                                  (18,923)          (147,600)         (1,267,019)
  Acquisition of plant and equipment                               (100,133)          (781,041)           (117,401)
                                                             ---------------     --------------      --------------
Net cash used in investing activities                              (119,056)          (928,641)         (1,384,420)
                                                             ---------------     --------------      --------------

Cash flows from financing activities:
   Repayment of long term bank loan                                  (2,137)           (16,667)           (150,000)
   Proceeds from sales of common stock                              535,000          4,173,000                 -
                                                             ---------------     --------------      --------------
Net cash used in financing activities                               532,863          4,156,333            (150,000)
                                                             ---------------     --------------      --------------

Increase (decrease) in cash                                         357,419          2,787,575            (356,355)
Cash and cash equivalents, beginning of period                       67,122            523,543             746,205
                                                             ---------------     --------------      --------------

Cash and cash equivalents, end of period                     $      424,541      $   3,311,118       $     389,850
                                                             ===============     ==============      ==============



Supplementary information of non-cash investing and financing activities:

During the nine months period ended September 30, 2005, the Group entered into the following non-cash transactions:


Forgiveness of loan from shareholders                             $     346,935
                                                                  =============




     See accompanying notes to unaudited consolidated financial statements.

                  Titanium Group Limited and its Subsidiaries.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)


NOTE 1 - GENERAL

The Company is incorporated in the British Virgin Islands as a private limited company using the name Titanium Group Limited. The Company is incorporated on May 17, 2004 and has been dormant since incorporation. The Company's functional currency is the Hong Kong dollar.

On June 22 2005, the Company acquired the entire share capital of Titanium Technology Limited from Golden Mass Technologies Limited. Titanium Technology Limited is a company incorporated in Hong Kong and is engaged in developing products utilizing biometrics technologies, licensing of technologies, professional services and project contracting. Through the acquisition of Titanium Technology Limited, the Company had also acquired Titanium Technology (Shenzhen) Company Limited., a subsidiary of Titanium Technology Limited.

The accompanying financial statements present the financial position and results of operations of the Company and its subsidiary companies, Titanium Technology Limited and Titanium Technology (Shenzhen) Company Limited (collectively known as "the Group"). The Group's functional currency is the Hong Kong dollar.


NOTE 2 - BASIS OF PRESENTATION OF INTERIM PERIOD

The accompanying unaudited consolidated financial statements as of September 30, 2005 and 2004 and for the nine-month period then ended have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and the requirements of Regulation S-X. They do not include all of the information and footnotes for complete consolidated financial statements as required by GAAP. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the period ended September 30, 2005 and 2004 presented are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the annual financial statements presented elsewhere in this registration statement.


Note 3 - AMOUNT DUE FROM RELATED PARTIES

The outstanding amounts represent cash advanced to a director and shareholder of the Group.

The cash advanced to a shareholder was for the payment of the shareholder's non-business related expenses over the years. The cash advanced to a director relates to the temporary cash payment to the directors who will then transfer the cash to the Group's subsidiary in PRC. It forms part of the remittance procedures from the Group's subsidiary in Hong Kong to its subsidiary in PRC. As it takes a considerable time for the Group's subsidiary in Hong Kong to transfer the cash to the subsidiary in PRC through normal banking channels within the PRC, by the time when the cash was transferred, the subsidiary could have missed the payment obligations. Therefore, the

                  Titanium Group Limited and its Subsidiaries.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                   (Continued)


management has opted for passing the cash to the director instead who hand carried the checks to the subsidiary. By doing so, the subsidiary could have cash available as and when required. The Company estimates that five business days were saved for each cash transfer.

These amounts due from related parties are unsecured, interest free and are repayable on demand.

Set out below is the movement of the amount due from related parties during each of the nine months ended September 30, 2005 and 2004:

                                                                       2005               2004
                                                                        HK$                HK$
  Balance brought forward                                         1,048,685            808,330
  Advances during the period                                        897,647            448,959
  Repayment during the period                                             -                  -
  Amount offset against the shareholders' loans                    (296,891)                 -
  Amount offset against the amount due to related parties        (1,649,441)                 -
                                                           ------------------  -----------------

  Balance carried forward                                                 -          1,257,289
                                                           ==================  =================

  Maximum balance during the period                               1,946,334          1,257,289
                                                           ==================  =================


NOTE 4 - OPERATING LEASE

During the period ended September 30, 2005, the Group subsidiary signed a new operating lease effective from July 1, 2005. The future minimum lease payments for the next three years under the lease are HK$106,627 for 2005, HK$284,340 for 2006, HK$284,340 for 2007 and HK$142,170 for 2008.


NOTE 5 - STOCKHOLDERS' EQUITY

On September 30, 2005, certain shareholders agreed to forgive loans made to the Group though that date. The amount of the forgiveness (net of loans made to the shareholders) was contributed to the capital of the Company and aggregated HK$346,935.

During the period, the Company sold 3,000,000 shares of common stock at US$0.20 per share through a private placement and received aggregate gross proceeds of HK$4,680,000. Expenses of the offering were approximately HK$507,000. In addition, the Company issued 3,000,000 common stock purchase warrants to the investors. Each common stock purchase warrant entitles the investor to purchase one share of common stock at an exercise price of US$0.50 per share through June 30, 2008.

                  Titanium Group Limited and its Subsidiaries.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                   (Continued)


NOTE 6 - INCOME PER SHARE

Basic income per share is computed by dividing income attributable to holders of common stock by the weighted average number of common stock outstanding during the period. Diluted income per common stock reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.


NOTE 7 - SUBSEQUENT EVENT

During November, 2005, the Company adopted a stock option plan under which options to purchase up to 5,000,000 shares of common stock may be granted. The board of directors will determine the exercise price for each option at the time the options is granted. The exercise price for shares will be no less than 100% of the fair value of the common stock at the date such options is granted. The board will also determine when options become exercisable. The term of an option would be no more than 10 years from the date of grant. No option would be exercised after the expiration of its term.

  9TH FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
                                    TEL.: (852) 2573 2296  FAX.: (852) 2384 2022




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Titanium Group Limited and its subsidiaries

We have audited the accompanying consolidated balance sheets of Titanium Group Limited and its subsidiaries as of December 31, 2002, 2003 and 2004, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titanium Group Limited and its subsidiaries as of December 31, 2002, 2003 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 13 to the consolidated financial statements, the accompanying 2002, 2003 and 2004 financial statements have been restated to reflect certain reclassifications made to the consolidated statements of income and cash flows.

/s/ ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

Zhong Yi (Hong Kong) C.P.A. Company Limited.
Certified Public Accountants

Hong Kong, China

August 31, 2005

(except for Note 13, as to which
the date is January 25, 2006)

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     AS OF DECEMBER 31, 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

                                                      2004             2004               2003              2002
                                                      ----             -----              ----              ----
                                                       US$               HK$               HK$               HK$
ASSETS

Current assets:
   Cash and cash equivalents                  $     67,121      $    523,543      $    746,205      $    500,852
   Accounts receivable, trade                      184,346         1,437,898         1,203,161         1,552,623
   Amount due from related parties                 134,447         1,048,685           808,330           385,534
   Inventories                                       2,686            20,953                 -                 -
   Deposits                                         14,291           111,469            47,860            20,210
                                             --------------    --------------    --------------    --------------

Total current assets                               402,891         3,142,548         2,805,556         2,459,219
                                             --------------    --------------    --------------    --------------

Plant and equipment
  Computer system                                   28,012           218,495           133,720            73,232
  Decoration                                         4,671            36,430                 -                 -
  Furniture and fixtures                             2,521            19,660            19,000            19,000
  Office equipment                                   5,470            42,667            42,667            23,012
                                             --------------    --------------    --------------    --------------
                                                    40,674           317,252           195,387           115,244
  Less: accumulated depreciation                   (18,238)         (142,253)          (72,836)          (30,262)
                                             --------------    --------------    --------------    --------------

Plant and equipment, net                            22,436           174,999           122,551            84,982
                                             --------------    --------------    --------------    --------------

Intangible assets                                  312,925         2,440,815           999,677            38,000
                                             --------------    --------------    --------------    --------------

Total assets                                  $    738,252      $  5,758,362      $  3,927,784      $  2,582,201
                                             ==============    ==============    ==============    ==============








See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                     AS OF DECEMBER 31, 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

                                                      2004              2004              2003              2002
                                                      ----              ----              ----              ----
                                                       US$               HK$               HK$               HK$
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                               $     8,058      $     62,850      $    211,264      $      1,215
  Current portion of bank borrowings                 2,137            16,667           200,000                 -
  Amount due to related parties                     27,025           210,797           290,085           194,265
  Accounts payable                                 111,629           870,706         1,215,076         1,350,983
  Taxes payable                                     17,482           136,360            14,706            95,884
                                              -------------    --------------    --------------    --------------

Total current liabilities                          166,331         1,297,380         1,931,131         1,642,347
                                              -------------    --------------    --------------    --------------

Long-term debt
  Long term portion of bank
    borrowings                                           -                 -            16,667                 -
  Shareholders' loans                              182,051         1,420,000           920,000                 -
                                              -------------    --------------    --------------    --------------

                                                   182,051         1,420,000           936,667                 -
                                              -------------    --------------    --------------    --------------

Minority interest                                      922             7,190            37,760            (2,455)
                                              -------------    --------------    --------------    --------------

Stockholders' equity:
Common stock, US$0,01 (HK$0.78)
    par value, Authorized -
    100,000,000 shares, issued and
    outstanding - 47,000,000 shares                 50,000           390,000           390,000           390,000
  Retained earnings                                339,374         2,647,120           633,127           552,219
  Accumulated other comprehensive
    income                                            (426)           (3,328)             (901)               90
                                              -------------    --------------    --------------    --------------

                                                   388,948         3,033,792         1,022,226           942,309
                                              -------------    --------------    --------------    --------------

Total liabilities and stockholders'
equity                                         $   738,252      $  5,758,362      $  3,927,784      $  2,582,201
                                              =============    ==============    ==============    ==============




See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

                                                     2004             2004              2003              2002
                                                     ----             ----              ----              ----
                                                      US$              HK$               HK$               HK$
                                                (Restated)       (Restated)        (Restated)        (Restated)
Revenue - Projects
          Products                           $    559,764      $  4,366,162      $ 2,874,232      $  2,905,458
          Services                                181,396         1,414,887          951,859         1,029,713
                                            --------------    --------------    -------------    --------------
                                                  741,160         5,781,049        3,826,091         3,935,171
         Maintenances                              72,846           568,203          531,603           332,170
                                            --------------    --------------    -------------    --------------
                                                  814,006         6,349,252        4,357,694         4,267,341
                                            --------------    --------------    -------------    --------------

Cost of sales - Projects
             Products                            (327,225)       (2,552,379)      (2,006,017)       (1,223,467)
             Services                            (130,608)       (1,018,719)        (685,338)         (731,967)
                                            --------------    --------------    -------------    --------------
                                                 (457,833)       (3,571,098)      (2,691,355)       (1,955,434)
            Maintenances                                                  -                -            (9,426)
                                            --------------    --------------    -------------    --------------
                                                 (457,833)       (3,571,098)      (2,691,355)       (1,964,860)
                                            --------------    --------------    -------------    --------------

Gross profit                                      356,173         2,778,154        1,666,339         2,302,481
                                            --------------    --------------    -------------    --------------

Expenses
 Selling, general and
   administrative expenses                       (241,641)       (1,884,804)      (2,095,078)       (1,117,729)
 Research and development costs                         -                 -         (694,918)         (662,500)
                                            --------------    --------------    -------------    --------------
                                                 (241,641)       (1,884,804)      (2,789,996)       (1,780,229)
                                            --------------    --------------    -------------    --------------

Income (loss) from operations                     114,532           893,350       (1,123,657)          522,252
                                            --------------    --------------    -------------    --------------


Other income (expenses)
 Interest expenses                                 (2,119)          (16,532)          (6,877)                -
 Grant and subsidy income                         157,634         1,229,545        1,182,435            90,159
 Other income                                       3,134            24,449            1,153             2,064
                                            --------------    --------------    -------------    --------------
Total other income                                158,649         1,237,462        1,176,711            92,223
                                            --------------    --------------    -------------    --------------

Income before provision for
 income taxes and minority interest               273,181         2,130,812           53,054           614,475
Income tax                                        (18,896)         (147,389)         (11,931)          (95,884)
                                            --------------    --------------    -------------    --------------

Income before minority interest                   254,285         1,983,423           41,123           518,591
Minority interest                                   3,919            30,570           39,785             2,455
                                            --------------    --------------    -------------    --------------

Net profit                                   $    258,204      $  2,013,993      $    80,908      $    521,046
                                            ==============    ==============    =============    ==============


See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                                   (CONTINUED)
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                      2004              2004             2003              2002
                                                       US$               HK$              HK$               HK$
                                                (Restated)        (Restated)       (Restated)        (Restated)
Net income per share                         $       0.01      $       0.04      $      0.00      $       0.01
                                            ==============    ==============    =============    ==============

Weighted average shares
  outstanding
 Basic                                         47,000,000        47,000,000       47,000,000        47,000,000
                                            ==============    ==============    =============    ==============

 Diluted                                       47,000,000        47,000,000       47,000,000        47,000,000
                                            ==============    ==============    =============    ==============

Net income                                   $    258,204      $  2,013,993      $    80,908      $    521,046

Other comprehensive income (loss)
  Effect of foreign transactions                     (311)           (2,427)            (991)               90
                                            --------------    --------------    -------------    --------------
Comprehensive income                         $    257,893      $  2,011,566      $    79,917      $    521,136
                                            ==============    ==============    =============    ==============














See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


                                         Common stock                Accumulated
                                                                   comprehensive         Retained
                                       Shares           Amount            income          Profits            Total
                                       ------           ------            ------          -------            -----

At 1 January 2002                  47,000,000     $    390,000     $           -     $     31,173     $    421,173
Cumulative foreign                          -                -                90                -               90
  currency translation
Profit for the year                         -                -                 -          521,046          521,046
                                 -------------    -------------    --------------    -------------    -------------

At 31 December 2002                47,000,000          390,000                90          552,219          942,309
Cumulative foreign                          -                -              (991)               -             (991)
  currency translation
Profit for the year                         -                -                 -           80,908           80,908
                                 -------------    -------------    --------------    -------------    -------------

At 31 December 2003                47,000,000          390,000              (901)         633,127        1,022,226
Cumulative foreign                          -                -            (2,427)               -           (2,427)
  currency translation
Profit for the year                         -                -                 -        2,013,993        2,013,993
                                 -------------    -------------    --------------    -------------    -------------

At 31 December 2004                47,000,000     $    390,000     $      (3,328)    $  2,647,120     $  3,033,792
                                 =============    =============    ==============    =============    =============













See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

                                                       2004              2004            2003             2002
                                                       ----              ----            ----             ----
                                                        US$               HK$             HK$              HK$
                                                 (restated)        (restated)                       (restated)
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income                                   $   258,204      $  2,013,993     $    80,908      $   521,046
   Adjustments:
   Depreciation and amortization                     91,942           717,148         282,505           20,520
   Minority interest in earnings of
    subsidiaries                                     (3,919)          (30,570)         40,215           (2,455)
   Loss on disposals of long term assets                  -                 -               -           18,868
   Decrease/ (increase) in:
   Inventories                                       (2,686)          (20,953)              -                -
   Trade and other receivables                      (30,094)         (234,737)        349,462       (1,470,128)
   Deposits                                          (8,155)          (63,609)        (27,650)          12,270
   Amount due from related parties                  (30,815)         (600,355)       (422,796)         (25,534)
   Increase/(decrease) in:
   Trade and other payables                         (63,177)         (492,784)         74,142        1,327,900
   Amount due to related parties                    (10,166)          280,712          95,820          107,053
   Tax payable                                       15,597           121,654         (81,178)          95,884
   Shareholders loan                                 64,103           500,000         920,000                -
                                               -------------    --------------   -------------    -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES           280,834         2,190,499       1,311,428          605,424
                                               -------------    --------------   -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of investment securities                     -                 -               -         (187,727)
   Disposal of investment securities                      -                 -               -          170,381
   Purchases of fixed assets                        (15,624)         (121,865)        (80,143)         (56,534)
   Increase of intangible assets                   (267,804)       (2,088,869)     (1,201,608)         (40,000)
                                               -------------    --------------   -------------    -------------
NET CASH USED IN INVESTING ACTIVITIES              (283,428)       (2,210,734)     (1,281,751)        (113,880)
                                               -------------    --------------   -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES :
   Proceeds from long term debt                           -                 -         300,000                -
   Repayments of long term debt                     (25,641)         (200,000)        (83,333)               -
                                               -------------    --------------   -------------    -------------
NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES                                       (25,641)         (200,000)        216,667                -
                                               -------------    --------------   -------------    -------------

EFFECT OF EXCHANGE GAIN / (LOSS) ON CASH AND
   CASH EQUIVALENTS                                    (311)           (2,427)           (991)              90
                                               -------------    --------------   -------------    -------------

NET INCREASED/(DECREASED) IN CASH AND CASH
   EQUIVALENTS                                      (28,546)         (222,662)        245,353          491,634
CASH AND CASH EQUIVALENTS AT THE BEGINNING
   OF THE YEAR                                       95,667           746,205         500,852            9,218
                                               -------------    --------------   -------------    -------------

CASH AND CASH EQUIVALENTS AT THE END OF
THE YEAR                                        $    67,121      $    523,543     $   746,205      $   500,852
                                               =============    ==============   =============    =============

See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                   YEARS ENDED DECEMBER 31 2004, 2003 AND 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

                                                         2004            2004           2003            2002
                                                         ----            ----           ----            ----
                                                          US$             HK$            HK$             HK$
                                                   (restated)      (restated)                      (restated)
Other information
   Interest paid on bank overdraft and
     bank borrowing                             $      2,119     $    16,532     $     6,877     $        -
                                               ==============   =============   =============   ============

   Income tax paid                              $        423     $    25,735     $    93,109     $        -
                                               ==============   =============   =============   ============

Non-cash disclosure
   Comprehensive income / (loss)                $       (311)    $    (2,427)    $      (991)    $       90
                                               ==============   =============   =============   ============



Supplemental information of non-cash investing and financing activities

The Group has the following non-cash investing and financing activities for each of the following years:

For the year ended December 31, 2002

Common stock issued by TGL but not contributed by the
   shareholder                                                        $ 390,000
Payment of investment in subsidiary by the shareholder
   on behalf of TGL                                                     (30,000)
                                                                     -----------

Total of non-cash investing and financing activities for
   the year ended December 31, 2002                                   $ 360,000
                                                                     ===========

For the year ended December 31, 2003

There was no such activity.

For the year ended December 31, 2004

Netting off between the amount due from related parties
   with the amount due to related parties                            $ (360,000)
                                                                    ============







See accompanying notes to consolidated financial statements.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


1.    ORGANIZATION AND BASIS OF PRESENTATION

      Titanium Group Limited ("the Company") was incorporated as an International Business Company with limited liability in the British Virgin Island under the International Business Companies Act, Cap 291 of the British Virgin Islands on May17, 2004.

      The Company was established to be the holding company for Titanium Technology Limited ("TTL") and Titanium Technology (Shenzhen) Co., Limited, a subsidiary in which TTL has a 92% equity interest, (collectively known as "the Operating Enterprises" or "the Group"). The Operating Enterprises are distinct legal entities with limited liability

      The following are the particulars of the Operating Enterprises included in the consolidated financial statements:

      Titanium Technology Limited ("TTL")

      TTL was incorporated in Hong Kong on February 14, 2001 by certain individuals. The issued ordinary share capital of TTL was HK$30,000.

      TTL is engaged in developing products utilizing biometrics technology, licensing of technologies, professional services and project contracting.

      Listed below are the technology and products which TTL has developed and sold during the year ended December 31, 2004: -

      Technology

      Ti-Face

      Ti-Face is the core face recognition engine developed and implemented by TTL. The technology is capable of selecting intelligently specific areas of the face, such as the eyes or mouth, which in turn are used as distinguishable features for recognition.

      Products

      ProAccess

      Applying TTL's Ti-Face technology, the ProAccess suite is a high-performance, secure, user-friendly solution to enhance the authentication method of physical door, personal computer, and mobile phones by advance recognition technology.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      ProFacer

      ProFacer is a biometrically integrated surveillance system. TTL employs a full range of technology to enhance and automate existing surveillance techniques. The characteristic processes enabling ProFacer to function effectively are detection, alignment, normalization, representation and matching.

      Besides, TTL also provides consulting services to its customers. TTL's consulting team works with the client from the earliest stages of the project and takes accountability for the success of the project. In generally, TTL provides consulting services in the areas of security service and system integration/development projects.

      TTL's principal markets/customer base as well as the geographic area served can be summarized as below:

      -    Hong Kong, including Hong Kong government and commercial sectors;
      -    China, mainly the government;
      -    Macau, mainly casinos; and
      - For Japan and the US markets, TTL has formed distribution partnership with the local agents to sell its products. Customers in Japan came from both retail and commercial sectors.

      Titanium Technology (Shenzhen) Limited ("TTLSZ")

      TTLSZ was registered in Shenzhen, the People's Republic of China ("PRC") on September, 20 2002. The registered and contributed capital of TTLSZ was HK$1,000,000. TTLSZ was established by TTL and EAE Production HK Limited ("EAE"). TTL owns 92% of the registered capital of TTLSZ while EAE owns the remaining 8%.

      TTLSZ is responsible for the product development activities for TTL.

      An analysis of the Group's revenues and net assets by region are as follows: -

                                         2004           2004             2003            2002
                                         ----           ----             ----            ----
                                          US$            HK$              HK$             HK$
      Net assets
       - Hong Kong                    727,158      5,671,830        3,456,697       2,551,602
       - PRC                           11,094         86,532          471,087          30,599
       - International                      -              -                -               -
                                 ------------    -----------     ------------     -----------
                                      738,252      5,758,362        3,927,784       2,582,201
                                 ============    ===========     ============     ===========

                                         2004           2004             2003            2002
                                         ----           ----             ----            ----
                                          US$            HK$              HK$             HK$
      Revenue
       - Hong Kong                    656,893      5,123,767        4,209,989       4,267,341
       - PRC                          103,854        810,065                -               -
       - International                 53,259        415,420          147,705               -
                                 ------------    -----------     ------------     -----------
                                      814,006      6,349,252        4,357,694       4,267,341
                                 ============    ===========     ============     ===========

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


      The Group manages its business on the basis of one reportable segment: the development of products utilizing biometrics technology, licensing of products, bundling sales of own products with third parties software products and the provision of related consulting services. The Group's chief operating decision makers use consolidated results to make operating and strategic decision.

      For the year ended December 31, 2004, each of Information Security One (Hong Kong) Limited, Beacon Base Software Limited and Hong Kong Academy of Medicine accounted for 20.12%, 12.74% and 9.22% of the Group's turnover for the year respectively. As of December 31, 2004, the accounts receivable for Beacon Base Software Limited amounted to HK$801,550 which was settled in full in the subsequent year. There were no amounts receivable from Information Security One (Hong Kong) Limited and Hong Kong Academy of Medicine.

      For the year ended December 31, 2003, each of Ericorps Creation (HK) Limited, MTR Corporation Limited and the Labor Department of Hong Kong Special Administrative Region ("HKSAR") accounted for 18.95%, 15.20% and 11.88% of the Group's turnover for the year respectively. As of December 31, 2003, the accounts receivable balances amounted to HK$268, HK$187,630 and HK$1,940 for each of Ericorps Creation (HK) Limited, MTR Corporation Limited and the Labor Department of HKSAR respectively. All of these account receivable balances were settled in full in the subsequent year.

      For the year ended December 31, 2002, each of MTR Corporation Limited, Hong Kong Academy of Medicine and Ericorps Creation (HK) Limited accounted for 33.38%, 24.15% and 11.72% of the Group's turnover for the year respectively. As of December 31, 2002, the accounts receivable balances amounted to HK$1,424,500, HK$10,500 and HK$273 from each of MTR Corporation Limited, Hong Kong Academy of Medicine and Ericorps Creation
      (HK) Limited respectively. All of these account receivable balances were settled in full in the subsequent year.

      The accompanying consolidated financial statements present the consolidated assets, liabilities, results of operations and cash flows of the Company and its subsidiaries (collectively known as "the Group") as if the Company had been in existence throughout the three years ended December 31, 2004.

      The interest of the Company in the Operating Enterprises was acquired in exchange for shares in the Company subsequent to December 31, 2004. These transactions are considered to be transfer between entities under common control, within the meaning of generally accepted accounting principles in the United States of America ("US GAAP"). Accordingly, the assets and liabilities transferred have been accounted for at historical cost or at their "fair value" at the date of their original acquisition and have been included in the foregoing financial statements as of the beginning of the periods presented.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of consolidation

      The consolidated financial statements include the financial statements of Titanium Group Limited and its subsidiaries and have been prepared in accordance in accordance with US GAAP. All significant inter-company balances and transactions have been eliminated on consolidation.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


      Inventories

      Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average method for all inventories. Inventories consist of computer accessories purchased from various suppliers.

      Accounts receivable

      Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Group's best estimate of the amount of probable credit losses in the Group's existing accounts receivable. The Group determines the allowance based on historical write-off experience of the Group. The Group reviews its allowance for doubtful accounts on a regular basis. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on a pooled basis by industry. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group does not have any off-balance-sheet credit exposure related to its customers.

      No general provision of bad and doubtful debts has been made in these consolidated financial statements. The management considers that the accounts receivables are from reputable customers and expects to collect their outstanding balances in full.

      Cash and cash equivalents

      For purposes of reporting cash flows, cash and cash equivalent include cash on hand, amounts due from banks and highly liquid investments with a remaining contractual maturity at the date of purchase of three months or less.

      Plant and equipment

      Plant and equipment are stated at cost less accumulated depreciation.

      Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of machinery and equipment is 5 years. Total depreciation for each of the three years ended December 31, 2002, 2003 and 2004 was HK$18,520, HK$42,574 and HK$69,417 respectively.

      Intangible assets

      Intangible assets primarily consist of completed development cost of ProAccess and ProFacer projects and patents costs. These intangible assets are amortized using the straight-line method over their estimated useful lives of 5 to 20 years.

      Revenue recognition

      The Group delivers facial recognition technology and related services primarily to commercial customers and the HKSAR government. The Group recognizes revenue when persuasive evidence of a sale arrangement exists, delivery occurs or services are rendered, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is classified into project revenue and maintenance revenue.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


      PROJECT REVENUE

      Product revenue on contracts where title to the products pass to the customer mainly consist of sales of OEM digital video recorders, OEM face recognition equipment, the Group's Pro-Access and Pro-Facer software pack, Pro-Access and Pro-Facer software license keys and other Microsoft, Novell, Symantec and IBM OEM software products. Revenue on products is recognized when the products are accepted by the customer. The Group also provides consulting services to its customers primarily in connection with implementation and use of the products. Revenue on time and material services is recognized as the services are rendered. Expenses on all services are recognized when the costs are incurred.

      During the three years ended December31, 2002, 2003 and 2004, the Group adopted the provisions of Emerging Issues Task Force 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES, (EITF 00-21). EITF 00-21 governs how to determine whether separate units of accounting exist in a revenue arrangement with multiple deliverables and, if so, how the arrangement consideration should be allocated among separate units of accounting. When elements such as products and services are contained in a single arrangement, or in related arrangements with the same customer, the Company allocates revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value.

      The Group enters into contracts with customers who require the production of tailor-made facial recognition solutions. Under these contracts, the first element usually consists of hardware, system design, implementation and training which is accounted for as equipment and related executory services in accordance with SFAS No. 13. The second element consists of customized software which is accounted for as a long term contract in accordance with AICPA Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION, (SOP 97-2), on a unit of delivery method of measurement. Nonperformance of training, consumables management and support services would prevent receipt of payment for the costs incurred in the customization, design and installation of the system. EITF 00-21 limits the amount of revenue allocable to the customization, design and installation of the system to the amount that is not contingent upon the function of the products. Revenue on these contracts under EITF 00-21 is earned based on, and is contingent upon, the full function of the products. Due to the contingent performance of function of the products, the Group defers revenue recognition for the system design and installation phase of such contracts, including customized software and equipment, and recognizes revenue when a user acceptance certificate is obtained.

      MAINTENANCE REVENUE

      The Group also provides maintenance services, primarily to customers purchasing its products. There are two types of maintenance contracts, fixed priced maintenance contracts and one-off maintenance contracts. Revenue from the fixed priced maintenance contracts is recorded ratably over the maintenance contract term, while revenue for one-off maintenance contracts are recorded when the services are rendered.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      SALES TO AUTHORIZED DISTRIBUTORS

      The Group also uses authorized distributors to sell certain of its products and only the authorized distributors are allowed to resell those products. The Group requires the authorized distributors to purchase the products and then sell through the authorized distributors' own distribution channel to the end customers. From the Group's perspective, the authorized distributors are ordinary customers and so the same revenue recognition policy above applies. The sales prices to distributors have been predetermined in accordance with the distribution agreements, and are approximately 30% to 40% off the recommended retail prices. Once the products are delivered and the distributor has accepted the products, we bill the distributor and the distributor is obligated to settle the bill accordingly within the credit period granted. There is no right of return or other incentives given to the distributors.

      POST-CONTRACT CUSTOMER SUPPORT

      Under the terms of the contracts, the Group will provide post-contract customer support ("PCS") to the customers for a period of twelve months free of charge and then will at the discretion of the customers to enter into a definite maintenance contracts. The nature of the PCS is the provision of a technical support telephone hotline to the customers and as the usage of this hotline is very seldom, the Group did not maintain any specific personnel to operate this hotline. As a result, the cost of the PCS during the free support period is insignificant and no reserve for the cost of PCS is required.

      Interest income is recognized on a time apportionment  basis,  taking into
      account  the  principal   amounts   outstanding  and  the  interest  rates
      applicable.

      Research and development costs

      Research costs are expensed as incurred. Product development expenses, consist primarily of labor cost. The products are developed by in-house technicians who perform research and development, enhance and maintain existing products and provide quality assurance. Product development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, management considers that the products, "ProAccess" and "ProFacer" have reached this stage of development, therefore, they have capitalized HK$1,185,678 and HK$2,022,379 of product development costs associated with ProAccess ProFacer as intangible assets for the years ended December 2003 and 2004 respectively.

      These intangible assets are being amortized using the straight-line method over a period of 5 years. Amortization amounted to HK$237,135 and HK$641,610 and was charged to operations for the years ended December 31, 2003 and 2004 respectively.

      Grant and subsidy income

      Grant and subsidy income represents subsidy from the Government of HKSAR for assisting the Group in development of products of innovative nature. The products developed under this subsidy plan include ProAccess and ProFacer.

      Pursuant to the agreements made between the Group and the Government of HKSAR, the Government of HKSAR will provide funding to the Group for product development. The funding will be made available to the specific project in accordance with the milestones as established by the Group and is subject to a ceiling of HK$2,000,000.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      The Group is not required to repay the Government grant. However, the Group is required to contribute approximately 50% of the overall project cost in accordance with the grant agreement. The Group has contributed HK$2,309,313 for the ProAccess and ProFacer projects.

      Upon completion of the project, the Group will have to tender to the Government its pro rata share of the residual funds remaining in the project account. Beside that, the Group will have to pay the Government a royalty fee of 5% on the gross revenue earned from any activities in connection with the project. The royalty fee paid by the Group for each of the years ended December 31, 2003 and 2004 amounted to HK$32,647 and HK$34,532 respectively.

      The Group is entitled to retain ownership of the intellectual property resulting from the project.

      Advertising costs

      The Group expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Advertising Costs". Advertising expenses amounted to HK$129,573, HK$80,303 and HK$45,643 for the year ended December 31, 2002, 2003 and 2004 respectively.

      Income taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Comprehensive income

      Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statement of stockholder's equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

      Foreign currency translation methodology

      The Group's functional currency is the Hong Kong dollar because the majority of the Group's revenues, capital expenditure and operating and borrowing costs are either denominated in Hong Kong dollars or linked to the Hong Kong dollar exchange rate. Accordingly, transactions and balances not already measured in Hong Kong dollars (primarily transactions involving the United States dollar and the PRC Yuan) have been re-measured into Honk Kong dollars in accordance with the relevant provisions of Statement of Financial Accounting Standards (`SFAS") No. 52, "Foreign Currency Translation". The objective of this re-measurement process is to produce largely the same results that would have been reported if the accounting records had been kept in Hong Kong dollars. The exchange rate adopted throughout the consolidated financial statement where US dollars are presented was US$1 / HK$7.8.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      Cash, receivables, payables, and loans are considered monetary assets and liabilities and have been translated using the exchange rate as of the balance sheet dates. Non-monetary assets and liabilities, including non-current assets and shareholders' equity, are stated at their actual dollars costs or are restated from their historic cost, by applying the historical exchange rate as monthly average exchange rates to underlying transactions.

      Equity-based compensation

      The Company adopted Statement of Financial Accounting Standard ("FAS") No. 123 ("FAS 123"), Accounting for Stock-Based Compensation beginning at its inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by Accounting Principals Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company did not pay any stock based compensation during any period presented.

      Use of estimates

      The preparation of the consolidated financial statements requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, intangibles and goodwill; valuation allowances for receivables, inventories and deferred income tax assets; environmental liabilities; valuation of derivative instruments; and assets and obligations related to employee benefits. Actual results could differ from those estimates.

      Paid vacation leave and long service leave obligation

      No accrual for paid vacation leave and long service leave obligation has been provided in the financial statements of the Group. Pursuant to Hong Kong law, Hong Kong employees are generally only entitled to severance pay upon their retirement or upon the termination of their employment without cause provided that they have been employed by the Group for a period of more than five years. As the Group had been in existence for less than five years, the management believes that the provision for long service leave obligation is not required. For paid leave obligation, the Group has adopted a policy that employees would be entitled to take paid holiday leave in each year in accordance with their employment contracts. Any unused vacation leave is forfeited at the end of each calendar year.

      With the approval from the management, an employee of the PRC subsidiary is entitled to carry forward the unused annual vacation leave to the subsequent year once. Furthermore, it is also obligated to pay long service leave to employee upon termination of employment. In accordance with the PRC's rules and regulations on employment, the subsidiary is required to pay the employee a payment equals to a month salary for every full year of employment. However, the payment should not be more than twelve month of salary normally earned by that employee. Since all the employee have taken their entitlement of paid vacation leave and the management considers that the provision for long service leave obligation would be insignificant, therefore, no provision for unused annual paid vacation leave and long service leave obligation has been provided in the financial statements for the year ended December 31, 2004.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      Provision for products warranties

      The Group's standard warranty for its software products generally covers a twelve-month period and warrants against substantial non-conformance to the published documentation at time of delivery. The Group has not experienced any material returns where it was under obligation to honor this standard warranty provision. Warranty claims on hardware deficiencies are covered by the particular hardware suppliers. As such, no warranty provision has been provided in the accompanying consolidated balance sheet or reflected in the result of operations for the three years ended December 31, 2004, 2003 and 2002.

      Impairment of long-lived assets

      In accordance with Statement 144, long-lived assets, such as plant, and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

      Intangible assets are tested annually for impairment and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value. This determination is made at the reporting unit.

      Recently issued accounting standards

      In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), SHARE-BASED PAYMENT, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related implementation guidance. For nonpublic companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. This Statement will be effective for the Company as of January 1, 2006. The adoption of FASB No. 123 did not have a material impact on the Group's financial position, cash flow or results of operations.

      In December 2004, the FASB issued FASB Statement No.151, INVENTORY COSTS, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2006. The adoption of FASB No. 151 did not have a material impact on the Group's financial position, cash flows or results of operations.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))

      In December 2004, the FASB issued FASB Statement No. 153, EXCHANGES OF NON-MONETARY ASSETS, which eliminates an exception in APB 29 for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This Statement will be effective for the Company for non-monetary asset exchanges occurring on or after January 1, 2006. The adoption of FASB No. 153 did not have a material impact on the Group's financial position, cash flows or results of operation.


3.    AMOUNT DUE FROM RELATED PARTIES

      The outstanding amounts represent cash advanced to a director and shareholder of the Group.

      The  cash  advanced  to  a   shareholder   was  for  the  payment  of  the
      shareholder's non-business related expenses over the years. The cash advanced to a director relates to the temporary cash payment to the directors who will then transfer the cash to the Group's subsidiary in PRC. It form part of the remittance procedures from the Group's subsidiary in Hong Kong to its subsidiary in PRC.

      These amounts due from related parties are unsecured, interest free and are repayable on demand.

      Set out below are the movement of the amount due from related companies during each of the three years ended December 31, 2002, 2003 and 2004:

                                                                  2004               2003               2002
                                                                  ----               ----               ----
                                                                   HK$                HK$                HK$
      Balance brought forward                                 $808,330      $     385,534        $         -
      Advances during the year                                 679,725            471,237            385,534
      Repayment during the year                               (439,370)           (48,441)                 -
                                                        ---------------    ---------------      -------------

      Balance carried forward                            $   1,048,685      $     808,330        $   385,534
                                                        ===============    ===============      =============

      Maximum balance during the year                    $   1,408,685      $     808,330        $   385,534
                                                        ===============    ===============      =============


4.    INTANGIBLE ASSETS

                                                                            As of December 31, 2004
                                                              ---------------------------------------------------
                                                                                      Weighted
                                                                      Gross            average
                                                                   carrying       amortization        Accumulated
                                                                     amount             period       amortization
                                                                     ------             ------       ------------
                                                                        HK$                                   HK$
      Intangible assets:
        Products development costs                             $  3,208,057            5 years        $   878,745
        Patent and license right registration fee                   122,420           20 years             10,917
                                                              -------------                          ------------
                                                               $  3,330,477                           $   889,662
                                                              =============                          ============

      Aggregate   amortization  expense  for  intangible  assets  was  HK$2,000,
      HK$239,931 and HK$647,731 for the years ended December 31, 2002, 2003 and 2004 respectively.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


5.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The board of directors considers that the estimated fair value of the Group's financial instruments at December 31, 2002, 2003 and 2004 are their respective carrying amount.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

      Cash and cash equivalents, trade accounts receivable, amounts due from related parties, bank borrowings, trade accounts payable and shareholders' loan. Except shareholders' loan, the carrying amount of the other financial instruments approximates fair value because of their short maturity. The fair value of non-current shareholder loans (discussed in Note 6) could not be reasonably estimated as there are no fixed repayment dates associated with the instruments.


6.    LONG TERM BORROWINGS

                                                                  2004               2003               2002
                                                                  ----               ----               ----
                                                                   HK$                HK$                HK$
      Bank borrowings                                    $           -     $      216,667     $            -
      Current portion of bank borrowings                             -           (200,000)                 -
                                                        ---------------   ----------------   ----------------

      Long term portion of bank borrowings                           -             16,667                  -
                                                        ---------------   ----------------   ----------------

      Loan from shareholders                                 1,420,000            920,000                  -
                                                        ---------------   ----------------   ----------------

                                                         $   1,420,000           $936,667     $            -
                                                        ===============   ================   ================

      In 2003, TTL entered into a financing agreement with a financial institution in which the financial institution would lend the Group
      HK$300,000. The bank borrowings were unsecured and bearing interest at 5.5% per annum. The loan was to be repaid by 18 monthly installments of HK$18,042. The financing agreement was secured by personal guarantees given by TTL's directors.

      The loans from shareholders are unsecured, interest free and are not repayable within the next twelve months.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


7.    COMMON STOCK

      The description of the Company's shares is as follows:

      Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of shares voting are able to elect all of the directors.

      Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as distributions to the stockholders.

      At the time of incorporation, the Company's authorized capital was 1,000,000 shares of common stock, par value US$0.05. On June 20, 2005, the authorized capital was changed to 100,000,000 shares of common stock, par value US$0.01.

      Pursuant to a share exchange agreement dated June 22, 2005, the Company issued 47,000,000 shares in exchange for the then outstanding shares of TTL and TTL then became a wholly owned subsidiary of the Company.

      Subsequent to the balance sheet date, the Company sold 3,000,000 shares of common stock through a private placement and received aggregate gross proceeds of HK$4,680,000. Expenses of the offering were approximately
      HK$507,000. In addition, the Company issued 3,000,000 common stock purchase warrants to the investors. Each common stock purchase warrant entitles the investor to purchase one share of common stock at an exercise price of US$0.50 per share through June 30, 2008.


8.    INCOME TAXES

      Income tax consists of:

                                          2004           2003            2002
                                          ----           ----            ----
                                           HK$            HK$             HK$

        Hong Kong Profit Tax:
         - current year              $ 147,389      $  11,931       $  95,884
                                    ===========    ===========     ===========

      Income tax is calculated at 17.5% (2003: 17.5% and 2002: 16%) based on the estimated assessable profit for each year. No income tax has been provided for the Group's subsidiary registered in the PRC as the subsidiary has no profit earned which is subject to tax in accordance with the relevant law and regulation in the PRC.

      As the tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2004, 2003 and 2002 is immaterial to the Group; therefore, no provision for deferred tax has been made in these consolidated financial statements.

      A reconciliation between total income tax expense and the amount computed by applying the statutory income tax rate to income before tax is as follows: -

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))



                                                2004         2003          2002
                                               -----         ----          ----

      Statutory rate                          17.50%       17.50%        16.00%
      Temporary book - tax difference        (10.58%)       4.99%        (0.40%)
                                          -----------   ----------    ----------
      Effective tax rate                       6.92%       22.49%        15.60%
                                          ===========   ==========    ==========


9.    OPERATING LEASE COMMITMENTS

      At December 31, 2004 the Group had total future minimum lese payments under non-cancelable operating leases falling due as follows:

                                                                            2004
                                                                            ----

      2005                                                               235,656
      2006                                                                58,914
      2007                                                                     -
      2008                                                                     -
      2009                                                                     -
                                                                       ---------

                                                                         294,570
                                                                       =========

      The Group expenses rental payments as incurred and is included in administrative expenses in the consolidated statement of income. Rental payments amounted to HK$45,587, HK$99,052 and HK$207,088 for the years ended December 31, 2002, 2003 and 2004 respectively.


10.    RELATED PARTY TRANSACTIONS

      For each of the years in the three-year period ended December 31, 2002, 2003 and 2004, TTL had sold goods to Ericorps Creation (HK) Limited amounting to HK$500,000, HK$825,820 and HK$266,791 respectively.

      Ericorps Creation (HK) Limited is owned by certain beneficial shareholders of the Group who control an aggregate of 10% of the outstanding shares.


11.    SUBSEQUENT EVENTS

      On May 13, 2005, the Group subsidiary signed a new operating lease effective from July 1, 2005. The future minimum lease payments for the next three years under the lease are HK$106,627 for 2005, HK$284,340 for 2006, HK$284,340 for 2007 and HK$142,170 for 2008.

      On June 30, 2005, certain shareholders agreed to forgive loans made to the Group through that date. The amount of the forgiveness (net of loans made to the shareholders) was contributed to the capital of the Company and aggregated approximately HK$387,000.

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


12.   OPERATING RISK

      Concentration of credit risk

      The carrying amount of cash and cash equivalents, trade receivables and due from related parties represented the Group's maximum exposure to credit risk in relation to financial assets.

      The majority of the Group's trade receivables relate to sales of goods/provision of services to third party customers. The Group does not have fixed credit period for its trade receivables. The Group performs ongoing credit evaluations of its customer's financial condition and generally does not require collateral on trade receivables.

      No other financial assets carry a significant exposure to credit risk.

      Exchange risk

      The Group cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Group could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HK$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notices.


13.    RESTATEMENT OF FINANCIAL STATEMENT

      The Group determined that the previously filed audited consolidated financial statements for the three years ended December 31, 2002, 2003 and 2004, contained classification errors that required restatement of the Group's Consolidated Statements of Income and Cash Flows.
      The restatement resulted primarily from changes of classification of the following transactions: 1) correction to classification of amortization of intangible assets, 2) correction to the segmental classification of revenue and cost of sales in the consolidated statement of income, 3) correction to the classification of non-cash investment and financing activities. In addition, modifications have been made to the following financial statement footnotes: Footnote 1 "Organization and Basis of Presentation", footnote 2 "Summary of Significant Accounting Policies", footnote 5 "Fair Value of Financial Instruments", footnote 8 "Income Taxes" and footnote 9 "Operating Lease Commitments".

                   TITANIUM GROUP LIMITED AND ITS SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2004, 2003 & 2002
           (ORIGINAL CURRENCY EXPRESSED IN HONG KONG DOLLARS ("HK$"))


       The components of the restatement are summarized in the table below:

                                                                 AS FILED        ADJUSTMENT TO          RESTATED
                                                                                       RESTATE
       For the year ended December 31, 2002

       CONSOLIDATED STATEMENT OF CASH FLOWS
       Net cash provided by operating activities              $   245,424         $    360,000      $    605,424
       Net cash used in investing activities                     (143,880)              30,000          (113,880)
       Non-cash transactions                                            -              360,000           360,000

       For the year ended December 31, 2003
                                                                 AS FILED        ADJUSTMENT TO          RESTATED
                                                                                       RESTATE

       CONSOLIDATED STATEMENT OF INCOME
       Cost of sales                                          $ 2,454,220         $    237,135      $  2,691,355
       Selling, general and administrative
        expenses                                                2,332,213             (237,135)        2,095,078

       For the year ended December 31, 2004
                                                                 AS FILED        ADJUSTMENT TO          RESTATED
                                                                                       RESTATE

       CONSOLIDATED STATEMENT OF INCOME
       Cost of sales                                          $ 2,929,488         $    641,610      $  3,571,098
       Selling, general and administrative
        expenses                                                2,526,414             (641,610)        1,884,804

       CONSOLIDATED STATEMENT OF CASH FLOWS
       Non-cash transaction                                             -                    -          (360,000)



                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The expenses to be paid by the registrant in connection with the securities being registered are as follows (stated in US dollars):


          Securities and Exchange Commission filing fee........$       234.36
          Accounting fees and expenses.........................     70,000.00
          Blue sky fees and expenses...........................      1,000.00
          Legal fees and expenses..............................     25,000.00
          Transfer agent fees and expenses.....................      5,550.00
          Printing expenses....................................      2,000.00
          Miscellaneous expenses...............................      1,215.64
                                                               --------------

          Total................................................$   105,000.00
                                                               ==============

         All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of its own brokerage fees and commissions and its own legal and accounting fees.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the International Business Companies Act of the British Virgin Islands, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 74 of the registrant's Articles of Association (Exhibit 3.2 hereto) states that every officer and director shall be entitled to be indemnified out of the assets of the registrant against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage, or misfortune which may happen to, or be incurred by the registrant in the execution of the duties of his office, or in relation thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the tables below.

------------------------------------------------------------------------------------------------------------------------

                    PERSONS OR
                     CLASS OF
      DATE            PERSONS               SECURITIES                      CONSIDERATION            EXEMPTION CLAIMED
------------------------------------------------------------------------------------------------------------------------

May 2004           5 persons      5,000,000 shares of common       US$50,000                         Section 4(2)
                                  stock

------------------------------------------------------------------------------------------------------------------------
June 2005          Golden Mass    42,000,000 shares of common      Shares of capital stock of        Section 4(2)
                   Technolo-gies  stock                            Titanium Technology Limited
                   Ltd.
------------------------------------------------------------------------------------------------------------------------

July 2005 -        64             2,460,000 Units, each Unit       US$492,000 aggregate offering     Rule 506
August 2005        accredited     consisting of one share of       price; selling commissions of
                   investors      common stock and one common      US$49,200
                                  stock purchase warrant

------------------------------------------------------------------------------------------------------------------------


                                      II-1



------------------------------------------------------------------------------------------------------------------------

                    PERSONS OR
                     CLASS OF
      DATE            PERSONS               SECURITIES                      CONSIDERATION            EXEMPTION CLAIMED
------------------------------------------------------------------------------------------------------------------------

July 2005 -        13 non-U.S.    540,000 Units, each Unit         US$108,000 aggregate offering     Regulation S
August 2005        Persons        consisting of one share of       price; selling commissions of
                                  common stock and one common      US$10,800
                                  stock purchase warrant

------------------------------------------------------------------------------------------------------------------------

         No underwriters were used in the recapitalization and reorganization of the registrant. Underwriters were used in connection with the sale of the Units made from July 2005 to August 2005. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sales of Units to accredited investors. The registrant relied upon Rule 506 and Regulation S for the sales of Units from July 2005 to August 2005, as all of the purchasers were either accredited investors or non-US persons. With regard to the transactions made in reliance on the exemption contained in
Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the securities issued in all of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

--------------------------------------------------------------------------------
REGULATION S-K
    NUMBER                                EXHIBIT
--------------------------------------------------------------------------------
      3.1        Memorandum of Association, as amended (1)
--------------------------------------------------------------------------------
      3.2        Articles of Association, as amended (1)
--------------------------------------------------------------------------------
      4.1        Form of Warrant
--------------------------------------------------------------------------------
      4.2        Form of Subscription Agreement
--------------------------------------------------------------------------------
      5.1        Opinion of Stevenson, Wong & Co.
--------------------------------------------------------------------------------
     10.1        Employment agreement with Jason Ma dated January 1, 2005 (1)
--------------------------------------------------------------------------------
     10.2        Employment agreement with Humphrey Cheung dated January 1, 2005
                 (1)
--------------------------------------------------------------------------------
     10.3        Employment agreement with Billy Tang dated January 1, 2005 (1)
--------------------------------------------------------------------------------
     10.4        Office lease dated June 22, 2005 (1)
--------------------------------------------------------------------------------
     10.5        2005 Stock Plan (2)
--------------------------------------------------------------------------------
     10.6 Technical Service Agreement with IBM China/Hong Kong Limited dated October 5, 2004 and Amendment to Supplier Agreement dated December 3, 2004 (2)
--------------------------------------------------------------------------------
     10.7 Technology Partnership and Research & Development Contract with China Scientific Automation Research Center dated June 15, 2005
                 (2)
--------------------------------------------------------------------------------
     10.8 Technology Research and Development Contract with Tsing Hua University dated November 4, 2005 (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION S-K
    NUMBER                                EXHIBIT
--------------------------------------------------------------------------------

     10.9        Form of Distributor Agreement

--------------------------------------------------------------------------------

     10.10       Form of Reseller Agreement

--------------------------------------------------------------------------------
      21         Subsidiaries of the registrant (1)
--------------------------------------------------------------------------------
     23.1        Consent of Stevenson, Wong & Co. (2)
--------------------------------------------------------------------------------
     23.2        Consent of Zhong Yi (Hong Kong) C.P.A. Company Limited
--------------------------------------------------------------------------------
------------------
(1) Filed as an exhibit to the initial filing of the registration statement on September 14, 2005.

(2) Filed as an exhibit to Amendment No.1 to the registration statement on December 9,2005.


ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material
information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on January 25, 2006.


                                          TITANIUM GROUP LIMITED



                                          By:   /s/ JASON MA
                                             -----------------------------------
                                             Jason Ma, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


                   SIGNATURE                                         TITLE                              DATE


                                                  Chief Executive Officer (Principal
/s/ JASON MA                                      Executive Officer)                              January 25, 2006
--------------------------------------------
Jason Ma



                                                  Chairman of the Board of Directors
                                                  (Principal Financial and Accounting Officer)
/s/ DR. JOHNNY NG                                                                                 January 25, 2006
--------------------------------------------
Dr. Johnny Ng





/s/ HUMPHREY CHEUNG                               Director                                        January 25, 2006
--------------------------------------------
Humphrey Cheung




/s/ BILLY TANG                                    Director                                        December 9, 2005
--------------------------------------------
Billy Tang

